UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
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Notice of Annual Meeting
of Stockholders and
Proxy Statement

Thursday, May 2, 2019
8:00 a.m. Eastern Time

David C. Dauch Chairman of the Board and Chief Executive Officer

Dear Fellow Shareholders:
For AAM, 2018 was a pivotal year. We celebrated our first full year as a larger, more diverse global supplier. We launched several new key products and furthered our global growth and diversification efforts. Most importantly, we continued to prepare AAM for the future with advanced technologies focused on key trends that will help our customers address the needs of the changing global automotive landscape.
Key milestones we achieved in 2018 include:

–	Delivered on our key strategic objectives of profitable growth, diversification, outstanding financial performance, and technology leadership

–	Launched our first e-AAM electric driveline system into regular production

–	Achieved record sales for AAM

–	Continued to fund significant capital and R&D investments in order to drive organic growth to meet our strategic goals

–	Met key integration milestones including synergy attainment on recent acquisitions

–	Continued to reduce our leverage by prepaying $200 million of Senior Notes

–	Won several new business awards, including our 5th global EcoTrac® disconnecting all-wheel-drive program

–	Named Supplier of the Year by General Motors for the second year in a row
At AAM, corporate responsibility is an integral part of our business strategy. Our Environmental, Social and Governance (ESG) program is fundamental to our global business operations and is aligned with our strategic objectives. ESG is a journey, and we will continue to build upon our foundational programs as we move forward. Also, in response to shareholder feedback and to make continuous improvement, we strengthened the governance of our sustainability program with board-level oversight and with AAM leadership focused on ESG performance as a top company goal for 2019.
AAM's future continues to look bright. We are looking forward to another year of outstanding results, further diversification from a product, customer and geographic perspective and enhancement of our global sustainability program. I am excited about our future and hope you are too.
Thank you for your loyal and continued support of AAM.
David C. Dauch
Chairman and Chief Executive Officer

Samuel Valenti III Lead Independent Director

Dear Fellow Shareholders:
AAM is committed to engaging in constructive and meaningful communications with our shareholders. Our Board and management team greatly value the opinions and feedback of our shareholders, which is why we have proactive, ongoing engagement throughout the year focused on corporate governance, corporate responsibility and executive compensation.
The Board was pleased with the favorable outcome of the vote on our say-on-pay proposal in 2018 (97% as compared to 38% in 2017), which we believe reflects the Board's responsiveness to shareholder feedback relating to executive compensation. Our engagement meetings this year covered a wide range of topics, including board refreshment and diversity, environmental, social and governance topics and incentive compensation metrics/goal rigor. The Board was actively involved in the process and thoughtfully considered the feedback we heard from you. As a result, we took several important actions:

–
Enhanced the experience, leadership and diversity of our Board with the appointments of Herbert K. Parker and Sandra E. Pierce in November 2018. These appointments were the result of active recruitment of women and minority candidates.

–	Formalized our commitment to Board diversity by adopting a policy that requires director searches to include qualified women and minorities in future candidate pools for nomination to our Board.

–	Adopted proxy access by-laws.

–
Strengthened the governance of our sustainability program by assigning oversight responsibility to the Nominating/Corporate Governance Committee by amending its charter. This level of oversight reflects the importance of our sustainability program to AAM's overall business strategy.

–	Continued to align the metrics and rigor of our incentive plans to drive achievement of AAM's business strategy.
On behalf of the Board, I would like to express our sincere appreciation for the trust you have placed in us. Know that your Board remains focused on delivering value to you, today and long into the future.
Thank you for investing in AAM.
Samuel Valenti III
Lead Independent Director

Table of Contents	Notice of Annual Meeting

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 2, 2019
American Axle & Manufacturing Holdings, Inc.

Meeting Information		Voting Information

Time and Date	8:00 a.m., local time, on Thursday, May 2, 2019	Please vote your shares as soon as possible, even if you plan to attend the annual meeting.

Attend in Person	AAM World Headquarters Auditorium
Your broker will not be able to vote your shares on the election of directors and most of the other matters presented at the meeting unless you give your broker specific instructions to do so. We strongly encourage you to vote.

One Dauch Drive
Detroit, MI 48211

Record Date	March 5, 2019	You may vote via the internet, by telephone, or by mail.

	You may vote if you owned shares on the record date.	See "Voting and Meeting Information" beginning on page 72 of this proxy statement for more information.

Annual Meeting Agenda / Items of Business

1. Election of three members of the Board of Directors to serve until the Annual Meeting of Stockholders in 2022

2. Advisory vote on named executive officer compensation

3. Ratification of the appointment of Deloitte & Touche LLP as independent public accounting firm for 2019

4. Other business properly presented at the meeting

Attending in Person

* You do not need to attend the annual meeting to vote if you submit your proxy in advance.

* To attend the annual meeting you will need to:

- provide proof of your stock ownership as of the record date

- provide government-issued photo identification (such as a driver's license) prior to entering the meeting

* Doors open at 7:30 a.m.

* Meeting starts at 8:00 a.m.

Our Notice of Internet Availability of Proxy Materials or this proxy statement and proxy card are being distributed on or about March 21, 2019. You are receiving these proxy materials in connection with the solicitation by the Board of Directors of AAM of proxies to be voted at AAM's 2019 Annual Meeting of Stockholders.

Important Notice Regarding the Availability of Proxy Materials for the May 2, 2019 Stockholder Meeting: Our 2019 proxy statement and 2018 annual report and Form 10-K are available free of charge at www.envisionreports.com/axl.

Proxy Summary		Ratification of Independent Registered Public Accounting Firm
2	Proxy Summary	69	Proposal 3 - Ratification of Independent Registered Public Accounting Firm
		70	Policy for Pre-Approval of Audit and Non-Audit Services
Election of Directors		70	Independent Registered Public Accounting Firm's Fees
14	Proposal 1 - Election of Directors	71	Report of the Audit Committee
22	Corporate Governance
30	Compensation of Directors	Additional Information
32	Beneficial Stock Ownership	72	Voting and Meeting Information
33	Related Person Transactions Policy	74	Annual Report
33	Section 16(a) Beneficial Ownership Reporting Compliance	74	Electronic Delivery of Proxy Materials
		74	2020 Stockholder Proposals and Nominations
Advisory Vote on Executive Compensation		75	Cost of Solicitation
34	Proposal 2 - Advisory Vote on Executive Compensation
35	Compensation Discussion and Analysis
	Named Executive Officers	Appendix
	Executive Summary	A-1	Appendix A - Non-GAAP Reconciliation
	Compensation of Executive Officers	B-1	Appendix B - Director Independence Standards
	Direct Compensation Elements
	Indirect Compensation Elements
	Other Compensation Matters
50	Compensation Committee Report
51	Executive Compensation Tables
68	CEO Pay Ratio

2019 AAM Proxy Statement | 1

Table of Contents	Proxy Summary

Your Vote is Important

Voting Matters and Board Recommendations:		Votes Required	Board Vote Recommendation	More Information

Proposal 1	Election of three members of the Board of Directors to serve until the Annual Meeting of Stockholders in 2022	Majority of votes cast	FOR each nominee	Page 14
Each nominee brings a strong and diverse background and set of skills to the Board and has demonstrated sound judgment and integrity.
Proposal 2	Advisory vote on named executive officer compensation	Majority of votes cast	FOR	Page 34
AAM's executive compensation program is market-based, performance driven and aligns with shareholder interests.
Proposal 3	Ratification of the appointment of Deloitte & Touche LLP as independent public accounting firm for the year ending December 31, 2019	Majority of votes cast	FOR	Page 69
All independence standards have been met and sound practices are employed to ensure independent financial governance.

How You Can Vote

By Internet	By Telephone	By Mail	In Person
Go to www.envisionreports.com/axl and follow the instructions. You will need the control number on your proxy card or voter instruction form.	Call the number shown on your proxy card or voter instruction form. You will need the control number on your proxy card or voting instruction form.	Complete, sign and date the proxy card or voting instruction form and return it in the envelope provided.	Attend the annual meeting and cast your ballot.

2019 AAM Proxy Statement | 2

Table of Contents	Proxy Summary

Governance Highlights
AAM's Board has a diverse mix of knowledge, experience, skills and perspectives that, when taken together, enhances the quality of the Board's deliberations and decisions and drives AAM's business strategy and governance. In November 2018, AAM further enhanced the experience, leadership and diversity of our Board through the appointment of Herbert K. Parker and Sandra E. Pierce, whose biographies follow the Board's proposal for the election of directors. These appointments are the result of active recruitment of women and minority candidates. The Board currently consists of 10 members.
Board Skills and Qualifications
Board Composition

Independence	Tenure	Age	Diversity
90%	7	64	30%
Independent	Average Years of Service	Average Age	Women or Minority
The current composition of our Board reflects the Board's commitment to identify, evaluate and nominate candidates who have personal integrity, leadership skills and qualifications, and provide a diverse mix of backgrounds and characteristics (such as race and gender) that, when taken together, best serve AAM and our shareholders. Longer-tenured directors bring a deep understanding of AAM and provide continuity as new members join the Board. Newer members bring new perspectives, expertise and diversity as the Board is refreshed to address changes in the business over time.

2019 AAM Proxy Statement | 3

Table of Contents	Proxy Summary

Business & Financial Highlights
Driving Long-Term Shareholder Value
AAM is a global Tier 1 supplier to the automotive, commercial and industrial markets, with broad capabilities across multiple product lines. Our mission is to deliver efficient, powerful and innovative solutions for our customers while leading the industry in quality, operational excellence and technology to maximize shareholder value. Our Board believes that AAM is well positioned to deliver long-term shareholder value by utilizing the following fundamental elements of our business:

2018 Financial and Performance Highlights

By the end of 2018, we reached a record $7.27 billion in sales on the strength in our core markets and key product segments. We also generated $1.18 billion in Adjusted EBITDA and achieved a record-setting $772 million in cash from operations.

2019 AAM Proxy Statement | 4

Table of Contents	Proxy Summary

2018 AAM Highlights

Delivered on our key strategic objectives of profitable growth, diversification, outstanding financial performance and technology leadership.	Record Annual Sales – Over $7 Billion for the first time in AAM History

Strong cash flow generation and Over $200 Million in senior debt payments	AAM recognized as Fortune 500 Company

Formed joint venture with Liuzhou Wuling in China	Met key Integration Milestones, including Synergy Attainment

QUANTUMTM technology wins Altair and SAA Lightweighting Awards	5th New Business Award for our EcoTrac® Disconnecting AWD Technology

Sold Aftermarket division of our Powertrain business unit for $50 million	Named GM Supplier of the Year for 2nd consecutive year

2019 AAM Proxy Statement | 5

Table of Contents	Proxy Summary

Shareholder Engagement
Active Engagement with our Shareholders

Our Board and management team greatly value the opinions and feedback of our shareholders, which is why we have proactive, ongoing engagement with our shareholders throughout the year focused on corporate governance, executive compensation and corporate responsibility. This outreach is in addition to the ongoing communication between our shareholders and our Chairman & Chief Executive Officer, Vice President & Chief Financial Officer and Investor Relations team on AAM's financial performance and strategic objectives.

Why we engage

Provide transparency into our business strategy, corporate governance practices and executive compensation programs	Determine which issues are important to our shareholders and communicate each others' views on those topics	Identify emerging issues that may impact our business and influence our practices

How we engage

Investor Communication Program
We provide institutional investors with many opportunities to give feedback to senior management by participating in conferences, one-on-one and group meetings, investor visits to our manufacturing facilities and technical centers, and day-to-day interactions with individual investors throughout the year.

In June 2018, AAM hosted an Investor Day at the New York Stock Exchange where our CEO and senior management gave an update on our business and strategic plans.

Proactive Shareholder Outreach Program
As part of our annual shareholder outreach program, we also engage with shareholders in conference calls or meetings outside the proxy season. These exchanges, which we initiate, cover our executive compensation program, risk management, ESG, strategic planning and corporate governance practices. Soliciting shareholder feedback is a key component of this program, which we do at least annually. As appropriate, we also engage with shareholders during proxy season.

Our Board members, CFO and Investor Relations Director participate in these outreach meetings.

Board Involvement
The Chair of our Compensation Committee has participated in certain shareholder meetings. Our CFO conveys shareholders' feedback to the full Board and the Compensation Committee or Nominating/Corporate Governance Committee, depending on the subject of the feedback. The Board also receives any feedback we obtain from proxy advisory firms, such as ISS and Glass Lewis, as part of our outreach program.

The Board gives management feedback on key aspects of AAM's investor relations communication plan and shareholder outreach program.

2019 AAM Proxy Statement | 6

Table of Contents	Proxy Summary

Board Responsiveness to Shareholder Feedback

As part of our annual shareholder outreach program, we contacted our 25 largest shareholders representing over 70% of outstanding shares and were able to speak with shareholders representing over 30%. The Chair of our Compensation Committee participated in this engagement, along with our CFO and Investor Relations Director. The discussion topics included those shown below.

Shareholder Engagement Topics

☑	Sustainability program	☑	Incentive compensation metrics and goal rigor

☑	Board diversity	☑	Selection process for Board candidates

☑	Board evaluation process	☑	Board oversight of risk

☑	Board refreshment	☑	Separation of Chairman and CEO roles

☑	Shareholder rights	☑	Classified Board

We shared the content of these discussions with our full Board and its Committees. As a result of these shareholder meetings and Board discussions that followed, our Board and its Committees took a number of actions in 2018 and 2019 as highlighted below.

–
Enhanced the experience, leadership and diversity of our Board with the appointments of Herbert K. Parker and Sandra E. Pierce in November 2018. These appointments were the result of active recruitment of women and minority candidates.

–
Formalized our commitment to Board diversity by adopting a policy that requires director searches to include women and minorities in the initial group of qualified candidates for every open Board seat. In February 2019, the Board amended our Corporate Governance Guidelines to include this policy.

–	Strengthened the governance of our sustainability program by assigning oversight responsibility to the Nominating/Corporate Governance Committee of the Board.

–
Increased the transparency of our sustainability program by continuing to improve the disclosure of ESG matters in our annual report to shareholders, corporate website and proxy statement. These efforts will continue on a longer-term basis as part of the sustainability journey, which is integral to our overall business strategy.

–	Adopted proxy access by-laws.

–
Continued to align the metrics and rigor of our incentive compensation plans to drive achievement of our business strategy. Our shareholders expressed support of our incentive compensation program and our transparency regarding the decision-making process through enhanced proxy statement disclosures.

2019 AAM Proxy Statement | 7

Table of Contents	Proxy Summary

Sustainability Program
Environmental, Social and Governance Initiatives
At AAM, corporate responsibility is an integral part of our business strategy. Since our inception, AAM has believed being focused on sustainability is beneficial to our shareholders, associates, suppliers, customers, communities and the environment. With our cultural values and strategic principles as a foundation, AAM associates are empowered to act according to the highest standards of ethics and integrity, and with respect for the cultures in which we do business, while serving local communities and having a positive impact on the environment.
AAM's Environmental, Social and Governance (ESG) program is fundamental to our global business operations and is aligned with our strategic objectives. ESG is a journey, and we will continue to build upon our foundational programs as we move forward. We also communicate with our shareholders about ESG topics and solicit their feedback. In response to shareholder feedback and to make continuous improvement, we strengthened the governance of our sustainability program with board-level oversight and with AAM leadership focused on ESG performance as a top company goal for 2019. Some of our key ESG initiatives are summarized below.
Environmental Stewardship
AAM is dedicated to the protection and conservation of the environment. We are helping to ensure a green future through product innovation, social responsibility, global compliance, and the reduction of energy use, waste and pollution.

–
Technology Leadership: AAM contributes to a better global environment through the development of innovative mobility solutions that improve fuel efficiency and reduce CO2 emissions. We have made significant investments in research and development to develop and advance products that reduce mass, increase efficiency, lower emissions and advance electrification. These technologies will help automakers meet global environmental emissions regulations while also increasing fuel efficiency.

–
Global Environmental Policy: AAM's global operations are aligned to support our commitment to the environment. About 90% of all of our products are manufactured in facilities that are certified to ISO 14001-2015. During the last three years, we have more than tripled the number of manufacturing facilities that have earned the ISO 50001 Energy Management certification. We will continue to add more locations to the list of certified facilities and deploy best practices throughout our global operations.

Social Responsibility

–
People-First Culture: We are focused on recruiting, developing and retaining the best and brightest talent globally. We provide our global associates with the tools to develop technically and grow professionally into the leaders that will guide AAM into the future. We strive to ensure inclusive hiring processes and work environments and support diversity and inclusion initiatives of our associates. Our human rights policy is designed to support universal human rights and the dignity of our associates and people in our communities and global supply chain.

–
Safety Focus: Our most valuable asset is our global team of associates and we work hard each day to keep them safe at each of our facilities. With safety as a top priority, we designed and implemented our S4 system and safety culture, which is focused on developing, engaging, monitoring and continuously educating our associates on standardized procedures that keep them safe. Every AAM location uses the S4 system.

–
Community Involvement: AAM and our associates have a long tradition of supporting the communities in which we live and work. We continued to have a positive impact during 2018 through a wide variety of corporate initiatives and individual activities.

–
AAM committed significant resources to revitalize key Detroit neighborhoods near AAM's world headquarters as part of the City of Detroit Strategic Neighborhood Fund. Contributions from AAM and other Detroit organizations will be used to bring much-needed physical improvements to neighboring communities. Our associates will have the opportunity to participate in volunteer activities and make a difference in these vibrant but under-served neighborhoods.

–
In Mexico, the Richard E. Dauch Education and Development Institute opened next to AAM's Guanajuato Manufacturing Complex. A joint initiative between AAM and the local government, the Institute will train current and future AAM associates with the latest technology and manufacturing

2019 AAM Proxy Statement | 8

Table of Contents	Proxy Summary

process excellence. For the benefit of the surrounding community, we designed the Institute to make the facility and its resources available for additional training and educational opportunities.

–
We continued our work with charitable organizations committed to supporting local families, youth outreach, education, wellness and social equality, which include the Boy Scouts of America, the United Way, the Boys and Girls Clubs of Southeastern Michigan and St. Jude Children's Hospital.

–	Across the globe, AAM supported opportunities for our associates to give back to their communities and those in need through charitable donations and numerous volunteer programs.
Strong Governance
In response to shareholder feedback and consistent with our focus on continuous improvement, we recently enhanced the governance of our ESG program.

–
Sustainability Working Group: In 2018, our corporate Policy Committee, which is chaired by the CEO, established a Sustainability Working Group to focus on and achieve objectives related to our sustainability program. The Sustainability Working Group is led by AAM's President (Environmental Factors), Vice President, Human Resources (Social Factors) and Vice President & General Counsel (Governance Factors) and is supported by cross-functional teams of subject matter experts and leaders.

–
Board and Committee Oversight: In 2019, the Charter of the Nominating/Corporate Governance Committee was expanded to include oversight of our sustainability policies, programs and reporting. This level of oversight reflects the importance of our sustainability program to AAM's long-term business strategy and objectives.

We recently published our first Sustainability Review, a baseline-setting document, which describes key focus areas of our ESG program. For more information on AAM's ESG program and policies, please visit www.aam.com/Sustainability.

2019 AAM Proxy Statement | 9

Table of Contents	Proxy Summary

Compensation Highlights
Executive Compensation Philosophy
AAM is committed to a compensation philosophy that supports our business strategy and performance, aligns with stockholder interests, and pays competitively.

Supports Business Strategy	Market Competitive	Aligned with Shareholder Interests

–
86% of CEO compensation is variable and at risk

–
Rigorous performance goals as key drivers of enterprise value creation such as EBITDA, relative TSR and cash flow

–
Programs utilize metrics that emphasize company performance and are aligned with business strategy

–
Attract and retain executive talent

–
Benchmark pay against a peer group of similarly sized companies

–
Target direct compensation at the 50th percentile

–
Ensure incentive plans reward for desired behaviors and pay outcomes align with results

–
Mix of annual and long-term incentive programs balances focus between short-term results and long-term share appreciation

–
66% of LTI is performance-based

–
Cap on payout of performance shares based on relative TSR if absolute TSR is negative

–
CEO stock ownership requirement of 6 times base salary

The foundation of our compensation philosophy is a best practice approach to compensation governance that includes a clawback policy, an anti-hedging policy, an annual risk assessment of compensation programs and practices, double-trigger equity vesting and severance provisions, and the exclusion of excise tax gross-ups.
2018 Executive Compensation Highlights

–	AAM's 2018 say-on-pay proposal received a favorable vote of 97% of votes cast. To gain this level of support, we engaged with our shareholders and implemented changes in response to their feedback.

–	We increased the rigor of our annual and long-term incentive compensation targets for awards granted in 2018 and continued this practice to drive management performance at the highest levels.

–
In April 2018, AAM amended the legacy Supplemental Executive Retirement Plan (SERP) and the Executive Deferred Compensation Plan to freeze further benefit accruals and new participation in the plans. Based on a benchmark analysis of executive retirement plan benefits, we adopted the Executive Retirement Savings Plan, a deferred compensation plan that reduces executive retirement benefits, provides cost savings to the Company as compared to the SERP, and further aligns our programs with prevailing market practices.

–
In April 2018, AAM adopted the Executive Officer Severance Plan in order to provide severance other than in a change in control to executive officers with the purpose of retaining our executives and allowing them to focus on our business strategy. In addition, AAM amended its employment agreements with Mr. Dauch and Mr. Simonte to align severance payable under their employment agreements with the Severance Plan.

2019 AAM Proxy Statement | 10

Table of Contents	Proxy Summary

Pay for Performance Alignment
Our compensation programs are designed to balance short-term performance with long-term growth. To align executive pay with AAM's performance, a significant amount of our CEO's and other NEOs' compensation is performance based and is at risk.

Compensation Program Metrics Link to Strategic Business Objectives
The Compensation Committee utilizes both short- and long-term financial metrics relative to our business objectives, as well as relative total shareholder return (TSR) as a long-term incentive (LTI) metric. The following chart demonstrates how our incentive compensation metrics correlate to our strategic business objectives.

Strategic Business Objective	Alignment	Incentive Metric

Continue to strengthen the balance sheet; provide funding for organic growth, research and development, and other capital priorities		Free Cash Flow - 2018 LTI Performance Shares (50% metric of performance-based LTI)

Develop innovative technology, including electrification. Reinvest in research and development		Relative TSR - 2018 LTI Performance Shares (50% metric of performance-based LTI)

Create sustainable value for shareholders

Achieve profitable growth, along with the ability to be flexible as the market changes, and reduce leverage		EBITDA - 2018 Annual Incentive Program (100% metric)

Deliver integration synergies from recent acquisitions

2019 AAM Proxy Statement | 11

Table of Contents	Proxy Summary

Goal Rigor
The Committee annually reviews performance metrics, targets and payouts to ensure that they are challenging stretch goals designed to align with our strategy and long-range plan and also to mitigate risk. The 2018 annual and long-term incentive metrics were designed to reward growth and sustain profitability.
In addition, the 2018 incentive metrics were modified to drive significant focus on EBITDA for the short-term metric and free cash flow and relative TSR, weighted equally, for the long-term metrics.
2018 Annual Incentive Compensation
The Committee selected adjusted EBITDA as the sole metric for the 2018 annual incentive award to drive significant focus on this metric. Superior EBITDA performance is critical to our strategy of generating cash, reducing leverage and providing funding for organic and strategic growth. The performance levels for 2018 annual incentive awards reflect stretch goals that are designed to reward growth and sustain profitability as shown below.

–	Target performance was set at a level significantly higher than 2017 actual adjusted EBITDA performance.

–	Achievement of target performance would result in the highest adjusted EBITDA performance in AAM history.

–	Target performance is higher than the performance of a majority of our peer group companies.
Although 2018 actual adjusted EBITDA performance was a record-setting achievement for AAM, the pre-established performance target was not achieved. As a result of this goal rigor, our NEOs received a below-target payout.
2018 Long-Term Incentive Compensation
Based on feedback from shareholders and alignment with our strategy, the Committee also modified the 2018 LTI performance metrics to include free cash flow and relative TSR, weighted equally. The performance levels set for 2018 required our management team to continue to perform at a high level, achieve integration synergies, implement productivity improvements, successfully launch new product programs and create long-term value. The Committee increased the rigor of the threshold, target and maximum performance levels as shown below.

–	Free cash flow target performance for 2018 - 2020 was set at a level higher than the previous three years' performance.

–	Achievement of target performance would result in the highest free cash flow in AAM history.

–	Relative TSR payout is capped if absolute TSR is negative.

2019 AAM Proxy Statement | 12

Table of Contents	Proxy Summary

2016 - 2018 Performance Share Awards
Payouts under the LTI performance share awards granted in 2016 were based on two equally weighted, three-year performance metrics – adjusted relative TSR and EBITDA margin. Awards based on relative TSR resulted in a zero payout to senior management because the threshold performance level was not achieved. This result reflects the Compensation Committee's commitment to align LTI pay with the interest of our shareholders through rigorous goal-setting. Our shareholders did not realize value on our stock over this time period. Consequently, and by design, our senior management team received no value from these awards.

Governance Point
Payout capped if 3-year absolute TSR is negative.

The performance targets for the EBITDA performance share awards were determined in consideration of AAM's historical EBITDA margins for 2013 - 2015 as noted below. The maximum performance level was set to drive performance significantly above our peers and encourage EBITDA margin growth. Over this period, management delivered a result well in excess of targets and prior actual performance, which supported an above-target payout. This outstanding financial performance allowed us to reduce debt and position AAM for strategic actions.

Actual Performance
Average Adjusted EBITDA Performance from 2013 - 2015	13.9%

Peer Average Adjusted EBITDA Performance from 2013 - 2015	10.7%

2019 AAM Proxy Statement | 13

Table of Contents	Election of Directors

Election of Directors

Proposal 1: Election of Directors
The Board proposes that Elizabeth A. Chappell, Herbert K. Parker and John F. Smith be re-elected to the Board as Class II directors for terms expiring at the annual meeting in 2022.
The Board is divided into three classes. Directors serve for staggered three-year terms. The Board believes that the staggered election of directors helps to maintain continuity and ensures that a majority of directors at any given time will have in-depth knowledge of the Company.
The Board unanimously approved the nominations of Ms. Chappell, Mr. Parker and Mr. Smith based on their demonstrated effectiveness as members of our Board and the committees on which they serve, their experience and expertise, and their sound judgment and integrity. Each nominee brings a strong and unique background and set of skills to the Board.
Collectively, the Board has high levels of competence and experience in a variety of areas, including manufacturing, engineering, finance, international business, management, law, risk management, strategic business development and the global automotive industry. A summary of the principal occupation, professional background and specific knowledge and expertise that qualify each nominee and returning director to serve on our Board is provided in the following pages of this proxy statement.

☑	The Board unanimously recommends a vote FOR each of the nominees.

Table of Contents	Election of Directors

Nominees for Director
Class II— Directors to hold office until the 2022 Annual Meeting of Stockholders

Elizabeth A. Chappell	Executive Chairwoman, RediMinds, Inc.

	Current and Past Positions	Key Qualifications and Experience

–
Executive Chairwoman (co-founder)
RediMinds, Inc. (data strategy, engineering and innovation firm) since December 2017

–
President & Chief Executive Officer
Detroit Economic Club
2002 - 2017

–
Executive Vice President, Corporate Communications & Investor Relations
Compuware Corporation
1997 - 2001

–
President & Chief Executive Officer
of a consulting firm she founded
1995 - 2000

–
Various executive positions with increasing responsibility with AT&T for 16 years

Based on her professional background and prior AAM Board experience, the following qualifications led the Board to conclude that Ms. Chappell should serve on AAM's Board: her leadership experience as President & CEO of the Detroit Economic Club; the breadth of her community outreach and corporate citizenship experience in her professional, civic and charitable endeavors; and her subject matter knowledge in the areas of investor relations, marketing and communications, business development and risk management.

Current Directorships (non-profit)
Age: 61	Previous Directorship	– Detroit Economic Club – Detroit Regional Chamber – Detroit Zoo – Michigan Israel Business Accelerator (MIBA) – Michigan State University Capital Campaign – United Way of Southeastern Michigan
Director Since: 2004	– Handleman Company 1999 - 2009 – Compuware Corporation 1997 - 2002
Committees:
Nominating/Corp Gov
(Chair)
Technology

Table of Contents	Election of Directors

Herbert K. Parker	Retired Executive Vice President Harman International Industries

	Past Positions	Key Qualifications and Experience

Positions at Harman International Industries, Inc.:
–
Executive Vice President, Operational Excellence
January 2015 - March 2017
–
Executive Vice President and Chief Financial Officer
2008 - January 2014
Positions at ABB, Inc. and related ABB companies:
–
Chief Financial Officer, North America
2006 - 2008
–
Chief Financial Officer, Automation Technologies Division
2002 - 2005
–
Various finance positions of increasing responsibility throughout Asia, Europe and North America
1980 - 2002

Based on his professional background and public company board and audit committee experience, the following qualifications led the Board to conclude that Mr. Parker should serve on AAM’s Board: his leadership and financial experience as the Chief Financial Officer of Harman International Industries, Inc. and of ABB; his responsibilities for mergers and acquisitions, information technology, internal audit and tax; the breadth of his management experience over global operating activities, capital allocation structures and developing and implementing strategic plans; and his subject matter knowledge in the areas of finance, investments, audit and accounting, strategic planning and risk management.

Current Directorship (non-profit)
– Stamford, Connecticut YMCA
Age: 61	Other Public Company Directorships
Director Since: 2018	– TriMas Corporation since March 2017 – Apogee Enterprises, Inc. since May 2018 – nVent Enterprises Plc. since May 2018
Committees:
Audit
Nominating/Corp Gov

John F. Smith	Principal, Eagle Advisors LLC

	Current and Past Positions	Key Qualifications and Experience

–
Principal, Eagle Advisors LLC (strategy development and performance improvement consulting) since 2011

Positions at General Motors:

–
Group Vice President, Corporate Planning and Alliances (most recent position)
2000 - 2010
–
General Manager, Cadillac Motor Car
1997 - 1999
–
President, Allison Transmission
1994 - 1996
–
Vice President, Planning; International Operations, Zurich Switzerland
1989 - 1993

Based on his professional background and prior AAM Board experience, the following qualifications led the Board to conclude that Mr. Smith should serve on AAM's Board: his leadership experience in the automotive industry; the breadth of his management experience with General Motors international operations; and his subject matter knowledge in the areas of manufacturing, finance, innovation and technology, strategic planning and risk management.

Current Directorship (non-profit)
– Boy Scouts of America National Advisory Board
Age: 68	Other Public Company Directorships
Director Since: 2011	– TI Fluid Systems plc (TI Automotive) since October 2017 – CEVA Holdings LLC since 2013
Committees:
Audit	Previous Directorships
Technology (Chair)
–
Covisint Corporation -- September 2016 - July 2017
–
Arnold Magnetics -- January 2015 - September 2016
–
Plasan Carbon Composites -- December 2013 - December 2014
–
Smith Electric Vehicles Corp. -- June 2012 - December 2013

Table of Contents	Election of Directors

Returning Directors
Class III — Directors to hold office until the 2020 Annual Meeting of Stockholders

James A. McCaslin	Retired President & Chief Operating Officer, Harley-Davidson Motor Co.

	Past Positions	Key Qualifications and Experience

Positions at Harley-Davidson (Retired 2010):

–
President & Chief Operating Officer
2001 - 2009

–
Various senior executive positions
1992 - 2001

Other Manufacturing Company Positions:

–
Manufacturing and Engineering executive
JI Case (agricultural equipment)
1989 - 1992

–
Manufacturing and Quality executive
Chrysler Corporation
Volkswagen of America
General Motors Corporation
1966 - 1989

Based on his professional background and prior AAM Board experience, the following qualifications led the Board to conclude that Mr. McCaslin should serve on AAM's Board: his leadership experience as President & COO of Harley-Davidson Motor Company; the breadth of his manufacturing and engineering experience at global manufacturing companies; and his subject matter knowledge in the areas of engineering, innovation and technology, manufacturing and risk management.

Age: 70
Director Since: 2011	Previous Public Company Directorship
Committees:	– Maytag Corporation 2003 - 2006
Compensation (Chair)
Nominating/Corp Gov
Technology
Executive

Table of Contents	Election of Directors

William P. Miller II CFA	Head of Asset Allocation, Saudi Arabian Investment Company

	Current and Past Positions	Key Qualifications and Experience

–
Head of Asset Allocation
Saudi Arabian Investment Company
since October 2013

–
Senior Managing Director &
Chief Financial Officer
Financial Markets International, Inc.
April 2011 - October 2013

–
Deputy Chief Investment Officer
Ohio Public Employees Retirement System
2005 - 2011

–
Senior Risk Manager
Abu Dhabi Investment Authority
2003 - 2005

–
Independent Risk Oversight Officer and Chief Compliance Officer
Commonfund Group
1996 - 2002

Based on his professional background and prior AAM Board and Audit Committee experience, the following qualifications led the Board to conclude that Mr. Miller should serve on AAM's Board: his leadership qualities developed from his experience as Head of Asset Allocation for the Saudi Arabian Investment Company and as an officer with oversight responsibilities for investments, risk and compliance since 1996; the breadth of his experience in serving on the boards of the Chicago Mercantile Exchange and the Dubai Mercantile Exchange; and his subject matter knowledge in the areas of finance, investments, audit and accounting, innovation and technology, regulatory matters and risk management.

Age: 63
Director Since: 2005		Advisory Boards (Previous)
Committees:	Previous Directorships	– Public Company Accounting Oversight Board Standing Advisory Group – Golub Capital Institutional Investor Advisory Board
Audit (Chair)	– Chicago Mercantile Exchange 2003 - May 2017 – Dubai Mercantile Exchange 2011 - March 2017
Technology

Sandra E. Pierce	Senior Executive Vice President Huntington Bank

	Current and Past Positions	Key Qualifications and Experience

–
Chair, Huntington Bank Michigan and Sr. Vice President, Private Client Group & Regional Banking Director since August 2016

–
Vice Chair, First Merit Corporation and Chair and Chief Executive Officer, First Merit Michigan (acquired by Huntington Bank)
2013 - 2016

–
President and Chief Executive Officer, Charter One, Midwest Regional Executive (RBS Citizens, N.A.)
2005 - 2012

–
Various banking and executive positions with increasing responsibility with JPMorgan Chase, Michigan (successor to Bank One, First Chicago NBD and NBD Bank, N.A.) 1978 - 2005

Based on her professional background and public company board experience, the following qualifications led the Board to conclude that Ms. Pierce should serve on AAM’s Board: her leadership experience as Senior Executive Vice President - Private Client Group & Regional Banking Director, and Chair of Huntington Bank Michigan, and as chief executive officer of FirstMerit Michigan and Charter One; the breadth of her corporate marketing and community development experience in her professional, civic and charitable endeavors; and her subject matter knowledge in the areas of strategic planning, finance, public relations, business development, compensation/benefits and risk management.

Age: 60	Other Public Company Directorships	Current Directorships (non-profit)
Director Since: 2018	– Penske Automotive Group since 2012
–
Federal Reserve Bank of Chicago, Detroit Branch
–
Business Leaders for Michigan, Vice-Chair
–
Detroit Economic Club
–
Detroit Regional Chamber
–
Detroit Riverfront Conservancy
–
Henry Ford Health System, Chair
–
United Way (Southeast Michigan)

Committees:	Private Company Directorships
Audit	– Barton Malow Company since January 2013 – ITC Holding Corp (subsidiary of Fortis, Inc.) since January 2017
Compensation

Table of Contents	Election of Directors

Samuel Valenti III	Chairman & Chief Executive Officer, Valenti Capital LLC and World Capital Partners

	Current and Past Positions	Key Qualifications and Experience

–
Chairman & Chief Executive Officer
Valenti Capital LLC and
World Capital Partners (investment firms)
since 2000

Positions at Masco Corporation (1968 - 2008)

–
President, Masco Capital Corporation
1988 - 2008

–
Vice President - Investments
Masco Corporation
1974 - 1998

Based on his professional background and prior AAM Board experience, the following qualifications led the Board to conclude that Mr. Valenti should serve on AAM's Board: his leadership experience as an executive of Masco for 40 years; the breadth of his management experience in diversified manufacturing businesses; and his subject matter expertise in the areas of strategic planning, finance, economics and asset management, and risk management.

Age: 73	Other Public Company Directorship	Current Directorships (non-profit) and Leadership Roles
Director Since: 2013	– TriMas Corporation since 2002
Lead Independent Director	Previous Directorships	– Business Leaders for Michigan – Renaissance Venture Capital Fund (Michigan) Advisory Board Chairman
Committees:	– Horizon Global Corporation 2015 - May 2018 – Masco Capital Corporation 1988 - 2008
Audit
Compensation
Nominating/Corp Gov
Executive

Table of Contents	Election of Directors

Class I — Directors to hold office until the 2021 Annual Meeting of Stockholders

David C. Dauch	Chairman of the Board & Chief Executive Officer, AAM

	Current and Past Positions at AAM	Key Qualifications and Experience

–
Chairman of the Board
since August 2013

–
Chief Executive Officer
since September 2012

–
President & Chief Executive Officer
September 2012 - August 2015

–
President & Chief Operating Officer
2008 - 2012

–
Various positions of increasing responsibility
1995 - 2008

Based on his professional background and prior AAM Board experience, the following qualifications led the Board to conclude that Mr. Dauch should serve on AAM's Board: his leadership experience as an officer of AAM since 1998; the breadth of his management experience within, and knowledge of, AAM's global operations; and his subject matter knowledge in the areas of innovation and technology, manufacturing, strategic planning and risk management.

Age: 54	Other Company Directorship	Current Directorships (non-profit) and Leadership Roles
Director Since:	– Amerisure Companies since 2014
2013 (Chairman)	Previous Directorship
–
Business Leaders for Michigan
–
Detroit Economic Club
–
Detroit Regional Chamber
–
Great Lakes Council Boy Scouts of America
–
Boys & Girls Club of Southeastern Michigan
–
National Association of Manufacturers (NAM)
–
Original Equipment Suppliers Association (OESA)
–
Miami University Business Advisory Council
–
General Motors Supplier Council
–
FCA NAFTA Supplier Advisory Council

2009	– Horizon Global Corporation June 2015 - May 2018
Committees:
Executive (Chairman)

Table of Contents	Election of Directors

William L. Kozyra	President & Chief Executive Officer, TI Fluid Systems plc

	Current and Past Positions	Key Qualifications and Experience

–
President & Chief Executive Officer
TI Fluid Systems plc (TI Automotive) (fluid storage, carrying and delivery systems) since 2008

–
President & Chief Executive Officer
Continental AG North America
1998 - 2008

–
Member of Executive Board
Continental AG (DAX)
2006 - 2008

–
Vice President & General Manager
Brake Products Division of
Bosch Braking Systems
1995 - 1997

Based on his professional background and prior AAM Board experience, the following qualifications led the Board to conclude that Mr. Kozyra should serve on AAM's Board: his leadership experience as an officer of TI Automotive since 2008; the breadth of his international experience with global companies in the automotive industry; and his subject matter knowledge in the areas of engineering, manufacturing, innovation and technology, strategic planning and risk management.

Age: 61	Other Public Company Directorships	Current Directorships (non-profit) and Leadership Roles
Director Since: 2015
Committees:	– TI Fluid Systems plc (TI Automotive) since 2008
–
General Motors Supplier Council
–
Ford Motor Company Top 100 Supplier Forum
–
Notre Dame Preparatory School
–
Automotive Hall of Fame
–
Boy Scouts of America, Detroit
–
University of Detroit Alumni Council
–
Society of Automotive Engineers

Compensation
Nominating/Corp Gov
Technology

Peter D. Lyons	U.S. Regional Managing Partner, Freshfields Bruckhaus Deringer US LLP

	Current and Past Positions	Key Qualifications and Experience
– Attorney, U.S. Regional Managing Partner Freshfields Bruckhaus Deringer US LLP New York, NY since September 2014 – Partner, Mergers & Acquisitions Group Shearman & Sterling LLP New York, NY 1979 - 2014
Based on his professional background and prior AAM Board experience, the following qualifications led the Board to conclude that Mr. Lyons should serve on AAM's Board: his experience as an attorney of a major law firm since 1979; the breadth of his experience in advising global businesses on complex legal matters and transactions; and his subject matter knowledge in the areas of corporate governance, mergers and acquisitions, international business and risk management.

Age: 63
Director Since: 2015
Committees:
Compensation
Nominating/Corp Gov

Table of Contents	Corporate Governance

Corporate Governance
Corporate Governance Highlights
At AAM, we believe that strong corporate governance contributes to long-term shareholder value. We are committed to sound governance practices, including those described below.

Independence	Accountability
–
9 of 10 independent directors (except our CEO)
–
Lead Independent Director
–
Committees comprised of only independent directors (except Executive Committee)
–
Independent directors meet regularly in executive session without management present
– Proactive shareholder engagement program – Proxy access by-laws – Majority vote for directors In uncontested elections, – Annual Board and committee evaluations – Commitment to Board refreshment

Sound Practices	Risk Management
–
In 2019, the Board adopted a policy to include women and minority candidates in the selection process
–
In 2019, the Board assigned oversight responsibility for AAM's sustainability program to the Nominating/ Corporate Governance Committee
–
Director orientation and education
–
Stock ownership requirements for directors and executive officers
–
Hedging or pledging AAM stock is prohibited

–
Active Board oversight of AAM's overall risk management structure
–
Individual Board committees oversee risks related to their areas of responsibility
–
AAM has robust risk management processes throughout the company
–
The Board and its committees receive regular updates from management on top enterprise risks, and the steps management has taken or will take to mitigate these risks

Active Engagement with our Shareholders
Our Board and management team greatly value the opinions and feedback of our shareholders, which is why we have proactive, ongoing engagement with our shareholders throughout the year focused on corporate governance, executive compensation and corporate responsibility. This outreach is in addition to the ongoing communication between our shareholders and our Chairman & Chief Executive Officer, Vice President & Chief Financial Officer and Investor Relations team on AAM's financial performance and strategic objectives.

Why we engage

Provide transparency into our business strategy, corporate governance practices and executive compensation programs	Determine which issues are important to our shareholders and communicate each others' views on those topics	Identify emerging issues that may impact our business and influence our practices

Table of Contents	Corporate Governance

How we engage

Investor Communication Program
We provide institutional investors with many opportunities to provide feedback to senior management by participating in conferences, one-on-one and group meetings, investor visits to our manufacturing facilities and technical centers, and day-to-day interactions with individual investors throughout the year.

In June 2018, AAM hosted an Investor Day at the New York Stock Exchange where our CEO and senior management gave an update on our business and strategic plans.

Proactive Shareholder Outreach Program
As part of our annual shareholder outreach program, we also engage with shareholders in conference calls or meetings outside the proxy season. These exchanges, which we initiate, cover our executive compensation program, risk management, ESG, strategic planning and corporate governance practices. Soliciting shareholder feedback is a key component of this program, which we do at least annually. As appropriate, we also engage with shareholders during proxy season.

Our Board members, CFO and Investor Relations Director participate in these outreach meetings.

Our shareholder outreach activities during 2018 - 2019 are described in the Proxy Summary and the Compensation Discussion & Analysis.

Board Involvement
The Chair of our Compensation Committee has participated in certain shareholder meetings. Our CFO conveys shareholders' feedback to the full Board and the Compensation Committee or Nominating/ Corporate Governance Committee, depending on the subject of the feedback. The Board also receives any feedback we obtain from proxy advisory firms, such as ISS and Glass Lewis, as part of our outreach program.

The Board gives management feedback on key aspects of AAM's investor relations communication plan and shareholder outreach program.

Director Independence
The Board has adopted Director Independence Guidelines to assist in determining the independence of our directors under the independence standards of the New York Stock Exchange (NYSE). The Director Independence Guidelines are included in AAM’s Corporate Governance Guidelines, which are available on our website at http://investor.aam.com. The Board annually reviews and determines, on the recommendation of the Nominating/Corporate Governance Committee, whether any director has a material relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. No director qualifies as independent unless the Board determines that the director has no direct or indirect material relationship with the Company.
In February 2019, the Board reviewed the independence of each then-sitting director, applying the independence standards set forth in our Corporate Governance Guidelines. Based on these independence standards and the relevant facts and circumstances, the Board determined that no director other than Mr. Dauch, our CEO, has a material relationship with AAM and that each director other that Mr. Dauch is independent. Mr. Dauch is not independent because of his employment with AAM.
Board Leadership Structure
Our Board consists of a combined Chairman and CEO role, complemented with a Lead Independent Director chosen from our independent directors. This structure, along with our sound governance practices, provides effective and independent oversight of the Company.
The Chairman and CEO role brings to the Board the experience and expertise of both the Company and the automotive industry. The skills and experience of our CEO are well-suited for the role of Chairman, putting the Board in the best position to identify and assess key industry drivers and important changes in the competitive landscape so that the Board can develop effective strategies. In light of the opportunities and challenges facing

Table of Contents	Corporate Governance

AAM and the importance of the Chairman role, the Board believes that shareholders are best served by having Mr. Dauch serve in the combined role of Chairman and CEO.
While our independent directors bring diverse experiences and expertise from various perspectives outside AAM, Mr. Dauch's in-depth knowledge of our business enables him to identify important areas of focus for the Board and effectively recommend appropriate agendas. The combined role of Chairman and CEO facilitates information flow between management and the Board, provides clear accountability and promotes efficient decision making, all of which are essential to effective governance.
Lead Independent Director
Our Board leadership structure is further enhanced by a Lead Independent Director. The Lead Independent Director plays an important role in our governance structure, working with both the independent directors and the CEO to ensure the Company is well positioned with sound strategy, robust risk management and effective governance. The Lead Independent Director's key responsibilities are to:

–	preside at executive sessions of independent directors;

–	call special executive sessions of independent directors, as appropriate;

–	serve as liaison between the independent directors and the Chairman & CEO;

–	inform the Chairman & CEO of issues arising from executive sessions of the independent directors; and

–	with Board approval, retain outside advisors who report to the full Board on matters of interest to the Board.
Mr. Valenti currently serves as Lead Independent Director.
Board Meetings
Under AAM's by-laws, regular meetings of the Board are held at least quarterly. Our practice is to schedule certain Board meetings at an AAM manufacturing or technical center so our directors have an opportunity to observe different aspects of our business first-hand. During 2018, the Board held four regularly scheduled meetings.
Directors are expected to attend all Board meetings, meetings of committees on which they serve, and the annual meeting of stockholders. Directors are expected to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. All continuing directors attended 100% of the Board and applicable committee meetings during 2018, except one director missed one Board meeting and another missed two committee meetings that were held on the same day. Overall attendance at Board and committee meetings was 97%. All directors then in office attended the 2018 annual meeting of stockholders. No director attended less than 88% of Board and committee meetings on which he or she served in 2018.
Board Committees
The Board has delegated some of its authority to five committees: the Executive Committee, the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee and the Technology Committee. Each of the Audit, Compensation and Nominating/Corporate Governance Committees has adopted a charter that complies with current NYSE rules relating to corporate governance. Copies of these committee charters are available at http://investor.aam.com.
The Board approved the rotation of certain directors' committee memberships effective January 2019. The Board believes that periodic rotation of committee membership is generally desirable to ensure that committees regularly benefit from diverse views.
With respect to the Audit Committee, the Board appointed Mr. Parker and Ms. Pierce as new members based on each of their professional experience and expertise. Based on Mr. Parker's prior experience as a chief financial officer, the Board determined that Mr. Parker is a financial expert according to SEC rules. In addition, the Board considered Mr. Parker's concurrent service on the audit committees of three other public companies since his retirement from Harman International Industries, Inc. in March 2017. The Board concluded that, as a retiree, Mr. Parker's simultaneous service on the other audit committees would not impair his ability to effectively serve on AAM's Audit Committee. Mr. Parker has adequate time to fulfill his responsibilities as a member of the Audit Committee and our Board.
Committee membership as of March 21, 2019, the number of meetings held during 2018, and each committee's primary responsibilities are summarized below. Every committee other than the Executive Committee regularly reports on its activities to the full Board.

Table of Contents	Corporate Governance

Audit Committee

2018 Meetings: 4 Members: William P. Miller II (Chair) * Herbert K. Parker* Sandra E. Pierce John F. Smith* Samuel Valenti III *Financial Expert	– Oversees the independent auditors' qualifications, independence and performance
– Oversees the quality and integrity of our financial statements
– Oversees the performance of our internal audit function
– Discusses with management the Company's risk assessment and risk management framework
– Approves audit and non-audit services provided by the independent auditors
– Oversees the Company's hedging and derivatives practices
*Financial Expert	– Provides oversight of the Company's ethics and compliance programs
– Oversees our cybersecurity risk management program and receives quarterly reports by our Chief Information Officer

Compensation Committee

2018 Meetings: 5 Members: James A. McCaslin (Chair) William L. Kozyra Peter D. Lyons Sandra E. Pierce Samuel Valenti III	– Recommends the CEO's compensation to the Board and establishes the compensation of other executive officers
– Recommends incentive compensation and equity-based plans to the Board
–
Approves executive officer compensation to ensure that is designed to support achievement of the Company's business strategy and objectives while considering competitive market practices and shareholder interests

– Recommends non-employee director compensation to the Board
– Oversees management's risk assessment of the Company's policies and practices regarding compensation of executive officers and other associates
– Evaluates and approves corporate goals and objectives for executive officer compensation and evaluates performance in light of these criteria
– Oversees the preparation of the Compensation Discussion and Analysis (CD&A) and produces a Committee report for inclusion in our annual proxy statement

Nominating/Corporate Governance Committee

2018 Meetings: 4 Members: Elizabeth A. Chappell (Chair) William L. Kozyra Peter D. Lyons James A. McCaslin Herbert K. Parker Samuel Valenti III	– Identifies qualified individuals to serve on the Board and committees
– Reviews our Corporate Governance Guidelines and Code of Business Conduct and recommends changes as appropriate
– Oversees succession planning for executive officers and other key executive positions and supports the Board's succession/contingency planning process for the CEO
– Oversees evaluation of the Board and its committees
– Reviews committee charters and recommends any changes to the Board
– Oversees our sustainability program policies, strategies and performance and reviews sustainability/corporate responsibility matters with management

Table of Contents	Corporate Governance

Technology Committee

2018 Meetings: 3 Members: John F. Smith (Chair) Elizabeth A. Chappell William L. Kozyra James A. McCaslin William P. Miller II	– Advises the Board and management on the Company's strategy for innovation and technology
– Maintains awareness of market demands for technology advancements relative to product, processes and systems
– Oversees and advises management regarding product, process and systems technologies
– Reviews technology opportunities as potential ways to increase productivity, efficiency, quality and warranty performance and to support the Company's goals and objectives
– Conducts strategy discussions with the full Board

Executive Committee

2018 Meetings: 1 Members: David C. Dauch (Chair) James A. McCaslin Samuel Valenti III	– Acts on matters requiring Board action between meetings of the full Board
– Has authority to act on certain significant matters, limited by our by-laws
– All members other than Mr. Dauch are independent

Board Oversight of Risk Management
The Board believes that strong and effective internal controls and risk management processes are essential for achieving shareholder value. The Board has oversight for risk management with a focus on the most significant risks facing the Company, including strategic, operational, financial and compliance risks. The Board's risk oversight process builds upon management's risk assessment and mitigation processes, which include an enterprise risk management program, regular internal management disclosure and compliance committee meetings, a global ethics and compliance program and comprehensive internal audit processes.
The Board implements its risk oversight function both as a full Board and through delegation to Board committees, which regularly report to the full Board. The Board has delegated the oversight of specific risks to Board committees that align with their functional responsibilities, as summarized in the table below.

Table of Contents	Corporate Governance

Responsible Party	Primary Areas of Risk Oversight

Full Board
Oversees overall risk management function and regularly receives reports from the chairs of individual Board committees on risk-related matters falling within each committee's oversight responsibilities. Also receives reports from management on particular risks facing the Company, including through the review of AAM's strategic plan.

Audit Committee
Monitors financial, operational, and compliance risks by regularly reviewing reports and presentations given by management, Internal Audit, Company advisors and the independent auditors.

Regularly reviews risk management practices and risk-related policies (for example, AAM's risk management process and cybersecurity strategy) and evaluates potential risks related to internal controls over financial reporting.

Oversees cybersecurity risk management and risk controls. Receives quarterly reports from our Chief Information Officer on AAM's cybersecurity program, including AAM's monitoring, auditing, implementation and communication processes, controls and procedures.

Monitors financial risks, including capital structure and liquidity risks, and reviews the policies and strategies for managing financial exposure and contingent liabilities.

Compensation Committee
Monitors potential risks related to the design and administration of our compensation plans, policies and programs, including our performance-based compensation programs, to promote appropriate incentives that do not encourage executive officers to take unnecessary and/or excessive risks.

Nominating / Corporate Governance Committee
Monitors potential risks related to our governance practices by, among other things, reviewing succession plans and performance evaluations of the Board and CEO and monitoring legal developments and trends regarding corporate governance practices.

Technology Committee	Monitors risks associated with the Company's product portfolio and our innovation and technology plans.
Identifying and Evaluating Director Candidates
Our Board believes that the most effective oversight comes from a Board that represents a diverse range of experience and perspectives that provide the collective skills, qualifications and attributes necessary to provide sound governance. To carry out its responsibilities and set the appropriate tone at the top, our Board is focused on the character, integrity and qualifications of its members, and on the Board's leadership structure and composition.
The Nominating/Corporate Governance Committee reviews with the Board the experience and attributes desired for effective governance in our changing industry and evaluates the current Board composition in light of these criteria. Although specific qualifications may vary from time to time, desired qualities and characteristics include:

–	high ethical character and shared values with AAM;

–	high-level leadership experience and achievement at a policy-making level in business, educational or professional activities;

–	breadth of knowledge of issues affecting AAM;

–	special competencies, such as financial, technical, international business or other expertise, or industry knowledge;

–	awareness of a director's vital role in AAM's good corporate citizenship and corporate image; and

–	sufficient time and availability to effectively carry out a director's duties.
The Board as a whole should reflect a balance of knowledge, experience, skills, expertise and diversity that, when taken together, will enhance the quality of the Board’s deliberations and decisions.
The Board believes that diversity is an essential element of Board effectiveness. Consistent with this philosophy, the Board is committed to including in each search qualified candidates who reflect diverse backgrounds, including

Table of Contents	Corporate Governance

diversity of gender and race. The Board formalized this commitment to diversity by amending its Corporate Governance Guidelines in February 2019.
Based on shareholder feedback and the Board's focus on Board diversity and refreshment, the Board enhanced the experience, leadership and diversity of the Board with the appointments of Herbert K. Parker and Sandra E. Pierce in November 2018. These appointments were the result of active recruitment of women and minority candidates. Ms. Pierce was identified as a candidate by Mr. Dauch and Mr. Parker was identified by another Board member.
In addition, for incumbent directors, the Nominating/Corporate Governance Committee and the full Board consider attendance, past performance on the Board and contributions to the Board and applicable committees. These factors also were taken into consideration in nominating Ms. Chappell, Mr. Parker and Mr. Smith for re-election as Class II directors, each with a term expiring on the date of the 2022 annual meeting of stockholders.
Our current Board, comprised of 10 directors, reflects the Board's commitment to identify, evaluate and nominate candidates who possess personal qualities, qualifications, skills, and diversity of backgrounds, and provide a mix of tenures that, when taken together, best serve our company and our shareholders. Diversity in tenure creates a good mix of perspectives. Longer-tenured directors bring a deep understanding of the Company and continuity as new directors join the Board. Newer members bring new perspectives, expertise and diversity as the Board is refreshed to address changes in the business over time.
The current mix of top skills and qualifications of our Board members and key features of the Board's composition are depicted below.
Director Qualifications, Skills and Experience
Board Composition

Independence	Tenure	Age	Diversity
90%	7	64	30%
Independent	Average Years of Service	Average Age	Women or Minority

Table of Contents	Corporate Governance

Communicating with the Board
Our Board and management team value the opinions and feedback of our shareholders, and we engage with stockholders throughout the year on a variety of issues, including our executive compensation program and corporate governance. Shareholders and other interested parties who wish to communicate with us on these or other matters may contact our Investor Relations Department by email at investorrelations@aam.com or by mail at One Dauch Drive, Detroit, Michigan 48211-1198 (corporate address).
Shareholders or other interested parties may communicate with the Board through the Secretary of AAM by e-mail at AAMBoardofDirectors@aam.com or by mail at the corporate address above. The Board has instructed the Secretary to review all such communications and to exercise his discretion not to forward correspondence to the Board that is inappropriate, such as advertising and business solicitations, routine business matters and personal grievances. However, any director may instruct the Secretary to forward any communication received by the Secretary on behalf of the Board.
Corporate Governance and ESG Policies
Because we believe corporate governance is integral to creating long-term shareholder value, our Board has adopted company-wide corporate governance policies, which are periodically reviewed and revised as appropriate to ensure that they reflect the Board's corporate governance objectives.
Please visit the Governance section of our website (http://investor.aam.com/governance) to learn more about our corporate governance practices and to access the following materials:

–	Corporate Governance Guidelines

–	Code of Ethics for the CEO, CFO and other Senior Financial Executives (Code of Ethics)

–	Charters of our Board Committees

–	Code of Business Conduct
A written copy of our Code of Business Conduct and Code of Ethics also may be obtained by any stockholder without charge upon request to the AAM Investor Relations Department by email at investorrelations@aam.com or by mail at our corporate address above.
We recently published our first Sustainability Review, a baseline-setting document, which describes key focus areas of our ESG program. For more information on AAM's ESG program and policies, please visit www.aam.com/Sustainability.

Table of Contents	Compensation of Directors

Compensation of Directors
The Compensation Committee has authority to develop and recommend to the full Board the compensation policies and programs for non-employee directors. The Committee retains Meridian Compensation Partners LLC (Meridian) to advise when setting non-employee director compensation to ensure it is market-based, aligned with shareholder interests and consistent with our compensation principles.
AAM's compensation program for our non-employee directors is designed to meet the following objectives:

–	recognize the significant investment of time and expertise required of directors;

–	align the directors' interests with the long-term interests of our shareholders; and

–	ensure that the compensation of directors is well perceived by our shareholders.

2018 Annual Retainer and Committee Chair Retainers

Annual retainer	$110,000
Committee chair annual retainer:
Audit Committee chair	20,000
Compensation Committee chair	15,000
Other committee chair	10,000
Lead director annual retainer	30,000
Non-employee director compensation for 2018 remained unchanged from 2017.
Annual Equity Grant
Non-employee directors serving on the Board on the date of the 2018 annual meeting received a grant of 8,711 restricted stock units (RSUs) with a grant date value of $125,000. The RSUs are payable in stock and vest in one year, unless vesting is accelerated upon death, disability or a change in control. Non-employee directors may elect to defer settlement of the RSUs until after termination of service from the Board.
Director Stock Ownership Guidelines
Our non-employee director stock ownership guidelines provide that each non-employee director should own shares with a value equal to at least five times the director annual cash retainer. Non-employee directors are expected to meet the guidelines within five years from the date of election to the Board or February 2017, whichever is later. For purposes of meeting these guidelines, shares owned directly, deferred RSUs and unvested RSUs are counted. Each non-employee director has met, or is on track to meet, these ownership guidelines. Current stock ownership of non-employee directors is shown in the Beneficial Stock Ownership table.
Anti-hedging and Anti-pledging policy
Non-employee directors are prohibited from entering into transactions that may result in a financial benefit if our stock price declines, or any hedging transaction involving our stock, including the use of financial derivatives, short sales or any similar transactions. Pledging of AAM stock is also prohibited.

Table of Contents	Compensation of Directors

Director Compensation Table
Total 2018 compensation of our non-employee directors is shown below.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation(3) ($)	Total ($)
Elizabeth A. Chappell	120,000	125,003	700	245,703
William L. Kozyra	110,000	125,003	700	235,703
Peter D. Lyons	110,000	125,003	800	235,803
James A. McCaslin	125,000	125,003	600	250,603
William P. Miller II	130,000	125,003	700	255,703
Herbert K. Parker(4)	18,333	—	—	18,333
Sandra E. Pierce(4)	9,167	—	—	9,167
John F. Smith	120,000	125,003	700	245,703
George Thanopoulos(5)	36,667	—	—	36,667
Samuel Valenti III	140,000	125,003	1,400	266,403

(1)
Fees earned in 2018 for services whether paid currently in cash or deferred. Non-employee directors may elect to defer, on a pre-tax basis, a portion of their retainer and meeting fees and receive tax-deferred earnings (or losses) on the deferrals under AAM’s Executive Deferred Compensation Plan.

(2)
Reflects the full grant date fair value of RSUs granted on May 3, 2018 calculated in accordance with FASB ASC 718 (without any reduction for risk of forfeiture) as determined by applying the assumptions used in our financial statements. The grant date fair value of equity awards was calculated using the closing market price of AAM common stock on the grant date ($14.35). See Note 10 to the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2018 for assumptions underlying the valuation of equity awards.

(3)
The Company reimburses non-employee directors for travel and related out-of-pocket expenses in connection with attending Board, committee and stockholder meetings. From time to time, the Company invites spouses of non-employee directors to attend Company events associated with these meetings. The Company pays for spousal travel and certain other expenses and reimburses non-employee directors for taxes attributable to the income associated with this benefit. Amounts reflect reimbursement of taxes on this income.

(4)	Mr. Parker joined the Board on November 1, 2018 and Ms. Pierce joined the Board on November 23, 2018.

(5)	Mr. Thanopoulos resigned from the Board on May 7, 2018.

As of December 31, 2018, each incumbent non-employee director had the number of outstanding RSUs (including those deferred) shown below. No options were outstanding as of December 31, 2018.

Name	Restricted Stock Units Outstanding (#)
Elizabeth A. Chappell	60,157
William L. Kozyra	23,573
Peter D. Lyons	27,585
James A. McCaslin	49,057
William P. Miller II	63,407
Herbert K. Parker (1)	—
Sandra E. Pierce (1)	—
John F. Smith	49,057
Samuel Valenti III	33,044
(1) Mr. Parker and Ms. Pierce did not receive a grant of RSUs.

Table of Contents	Beneficial Stock Ownership

Beneficial Stock Ownership
The following tables show the number of shares of AAM common stock beneficially owned by:

–	each person known to us who beneficially owns more than 5% of AAM common stock;

–	each of our non-employee directors and nominees as of March 5, 2019;

–	each of the named executive officers shown in the Summary Compensation Table; and

–	all directors, nominees and executive officers as a group as of March 5, 2019.
A beneficial owner of stock is a person who has voting power (the power to control voting decisions) or investment power (the power to cause the sale of the stock). All individuals listed below have sole voting and investment power over the shares (unless otherwise noted). The beneficial ownership calculation includes 111,742,180 shares of AAM common stock outstanding on March 5, 2019 (record date).

	Shares Beneficially Owned	Percent of Shares Outstanding
Greater Than 5% Owners
Blackrock, Inc.(1)	16,410,999	14.70
55 East 52nd Street
New York, NY 10055
The Vanguard Group(2)	11,599,669	10.38
100 Vanguard Blvd.
Malvern, PA 19355
Dimensional Fund Advisors LP(3)	9,386,258	8.40
6300 Bee Cave Road
Austin, TX 78746
Barrow, Hanley, Mewhinney & Strauss, LLC(4)	6,146,108	5.50
6300 Bee Cave Road
Austin, TX 78746

Non-Employee Directors (5)
Elizabeth A. Chappell	66,133	*
William L. Kozyra	27,585	*
Peter D. Lyons	32,585	*
James A. McCaslin	57,557	*
William P. Miller II	74,607	*
Herbert K. Parker	—	—
Sandra E. Pierce	—	—
John F. Smith	54,057	*
Samuel Valenti III	43,044	*

Named Executive Officers
David C. Dauch(6)	645,703	*
Christopher J. May	38,668	*
Michael K. Simonte	170,349	*
Alberto L. Satine	34,733	*
Norman Willemse	62,452	*
All Directors and Executive Officers as a Group (22 persons)	1,425,508	1.3
(*) Less than 1% of the outstanding shares of AAM common stock.

(1)	Based on the Schedule 13G filed on January 24, 2019 by Blackrock, Inc., reporting sole voting power over 16,130,452 shares and sole investment power over 16,410,999 shares.

(2)
Based on the Schedule 13G filed on February 11, 2019 by The Vanguard Group, reporting sole voting power over 111,941 shares, sole investment power over 11,487,466, shared voting power over 13,600 shares and shared investment power over 112,203 shares.

(3)	Based on the Schedule 13G filed on February 8, 2019 by Dimensional Fund Advisors LP, reporting sole voting power over 9,009,327 shares and sole investment power over 9,386,258 shares.

Table of Contents	Beneficial Stock Ownership

(4)
Based on the Schedule 13G filed on February 12, 2019 by Barrow, Hanley, Mewhinney & Strauss, LLC, reporting sole voting power over 4,286,382 shares and shared voting power over 1,859,726 shares and sole investment power over 6,146,108 shares.

(5)	Includes vested RSUs awarded to non-employee directors that have been deferred. For the number of RSUs held by each non-employee director, see table included in Compensation of Directors.

(6)	Includes 548 shares held in trusts for the benefit of Mr. Dauch’s children.

Related Person Transactions Policy
The Board has adopted a written policy and procedure for the review, approval and ratification of transactions involving AAM and any “related person” as defined in the policy. This policy supplements AAM’s other conflict of interest policies in our Code of Business Conduct. The Audit Committee is responsible for reviewing, approving and ratifying all related person transactions.
For purposes of this policy, a related person transaction includes any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships in which AAM is or is expected to be a participant, the amount involved exceeds $120,000, and a related person has or will have a material interest. A related person includes directors and executive officers and their immediate family members, stockholders owning more than five percent of the Company's outstanding common stock as of the last completed fiscal year, and any entity owned or controlled by any one of these persons.
The Audit Committee makes a determination whether a related person's interest in a transaction is material based on a review of the facts and circumstances. In deciding whether to approve or ratify a related person transaction, the Audit Committee will take into account, among other factors it deems appropriate, (1) whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and (2) the significance of the related person's interest in the transaction.
A member of the Audit Committee may not participate in the review or vote concerning any related person transaction in which the Audit Committee member or his or her immediate family member is involved.
The policy also provides that certain types of transactions are deemed to be pre-approved by the Audit Committee and do not require separate approval or ratification. During fiscal year 2018 and as of the date of this proxy statement, the Company has not engaged in any reportable related person transactions.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission (SEC) initial reports of ownership and reports of changes in ownership of our common stock. Based solely on our review of these reports, and written representations from such reporting persons, we believe that the Section 16(a) filing requirements for such reporting persons were met during 2018.

Table of Contents	Advisory Vote on Executive Compensation

Proposal 2: Advisory vote on Executive Compensation
AAM is seeking a non-binding advisory vote from our stockholders to approve the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis (CD&A) and narrative and tabular disclosures in this proxy statement. In the CD&A, we provide a detailed description of our compensation programs, including our compensation philosophy and objectives, the individual elements of executive pay, and how the programs are administered. We encourage you to review the CD&A, together with the other narrative and tabular disclosures, in considering your advisory vote on our named executive officers’ compensation (say-on-pay).
Pay for Performance Philosophy
AAM is committed to a compensation philosophy that supports our business strategy and performance, aligns with stockholder interests, and pays competitively. Our compensation programs are designed to balance short-term performance with long-term growth. To align executive pay with AAM's performance, a significant amount of our CEO's and other NEOs' compensation is performance based and is at risk.
Our incentive programs utilize both short- and long-term financial metrics that correlate to our strategic business objectives. The Compensation Committee annually reviews performance metrics, targets and payouts to ensure that they are challenging stretch goals designed to mitigate risk and align with our budget and long-range planning performance.
Shareholder Engagement
Our Board and management team greatly value the opinions and feedback of our shareholders, which is why we have proactive, ongoing engagement with our shareholders throughout the year focused on corporate governance, executive compensation and corporate responsibility. Most recently, our shareholders expressed support of our overall executive compensation program.
2018 Changes to Executive Compensation Programs
To further align our compensation programs with our business strategy and market practices, we continued to refine our programs by taking the following steps:

–	We increased the rigor of our annual and long-term compensation targets for awards granted in 2018 and continued this practice to drive management performance at the highest levels.

–	We amended the Supplemental Executive Retirement Plan (SERP) and the Executive Deferred Compensation Plan to freeze further benefit accruals and freeze the plans to new participants.

–	We adopted a deferred compensation plan, the Executive Retirement Savings Plan which reduces executive retirement benefits as compared to that of the legacy SERP, a defined benefit plan.
Although your vote on this proposal is advisory and non-binding, the Board and the Compensation Committee will continue to carefully consider the voting results when making future compensation decisions.

☑	The Board unanimously recommends a vote FOR the approval of the compensation of our named executive officers.

Table of Contents	Compensation Discussion and Analysis

Compensation Discussion and Analysis
Our executive compensation program is designed to attract, motivate and retain high quality leaders that are necessary to manage a company of AAM's size and complexity. In designing our executive compensation program, the Compensation Committee (Committee) strives to align the incentives of our named executive officers (NEOs) with the interests of our shareholders by using performance metrics and challenging goals that tie directly to our business strategy. We believe consistent execution of our strategy will drive long-term value creation.

Named Executive Officers
The Compensation Discussion and Analysis (CD&A) provides a description of our executive compensation programs, including the Committee's underlying philosophy and decision-making process, components of compensation, and the relationship between AAM's performance and the compensation earned by our NEOs in 2018. Our NEOs for the fiscal year ending December 31, 2018 are shown below.

Named Executive Officers

David C. Dauch Chairman & Chief Executive Officer

Christopher J. May Vice President & Chief Financial Officer

Michael K. Simonte President

Alberto L. Satine President Electrification (title at 12/31/18)

Norman Willemse President Metal Forming

Table of Contents	Compensation Discussion and Analysis

Executive Summary
2018 Financial and Performance Highlights

By the end of 2018, we reached a record $7.27 billion in sales on the strength in our core markets and key product segments. We also generated $1.18 billion in Adjusted EBITDA and achieved a record-setting $772 million in cash from operations.

2018 Achievements

☑	Delivered on our key strategic objectives of profitable growth, diversification, outstanding financial performance, and technology leadership.	☑	Strong cash flow generation and over $200 million in senior debt payments

☑	Formed joint venture with Liuzhou Wuling in China	☑	Recognized as a Fortune 500 Company

☑	QUANTUMTM technology wins Altair and SAA Lightweighting Awards	☑	Met key integration milestones, including synergy attainment from recent acquisitions

☑	5th new business award for our EcoTrac® disconnecting all-wheel-drive technology	☑	Named GM Supplier of the Year for 2nd consecutive year

☑	Continued to fund significant capital and R&D investments in order to drive organic growth to meet our strategic goals	☑	Sold Aftermarket division of our Powertrain Business Unit for $50 million

Table of Contents	Compensation Discussion and Analysis

Executive Compensation Highlights
Compensation Program Metrics Link to Strategic Business Objectives
The Committee utilizes both short- and long-term financial metrics relative to our business objectives, as well as relative total shareholder return (TSR) as a long-term incentive (LTI) metric. The following chart demonstrates how our incentive compensation metrics correlate to our strategic business objectives.

Strategic Business Objective	Alignment	Incentive Metric

Continue to strengthen the balance sheet; provide funding for organic growth, research and development, and other capital priorities		Free Cash Flow - 2018 LTI Performance Shares (50% metric of performance-based LTI)

Develop innovative technology, including electrification. Reinvest in research and development.		Relative TSR - 2018 LTI Performance Shares (50% metric of performance-based LTI)

Create sustainable value for shareholders

Achieve profitable growth, along with the ability to be flexible as the market changes, and reduce leverage		EBITDA - 2018 Annual Incentive Program (100% metric)

Deliver integration synergies from recent acquisitions
Goal Rigor
The Committee annually reviews performance metrics, targets and payouts to ensure that they are challenging, stretch goals that are aligned with our strategy and long-range plan and are also designed to mitigate risk.
The incentive metrics selected by the Committee in 2018 focused on the importance of EBITDA performance for the annual incentive and free cash flow and relative TSR, weighted equally, for the LTI awards.
Significantly, the Committee increased the rigor of our annual and long-term compensation targets for awards granted in 2018. The impact of this goal rigor is reflected in the 2018 annual incentive award payout. Although AAM achieved record-setting adjusted EBITDA performance in 2018, our NEOs received a below-target payout based on the stretch goals set by the Committee.
2018 Changes to Executive Compensation Programs
AAM is committed to engaging in constructive and meaningful communications with our shareholders. We received a favorable vote of 97% for our say-on-pay proposal in 2018. We believe this outcome reflects our responsiveness to shareholder feedback relating to executive compensation. More recently, our shareholders continued to express support of our overall executive compensation program and the alignment of our incentive compensation goals with the Company's overall business strategy. In consideration of the feedback we continued to receive from our shareholders and prevailing market practices among our peers, we continued to refine our programs.

–	We increased the rigor of our annual and LTI compensation targets for awards granted in 2018 and continued this practice to drive management performance at the highest levels.

Table of Contents	Compensation Discussion and Analysis

–
In April 2018, AAM amended the Supplemental Executive Retirement Plan (SERP) and the Executive Deferred Compensation Plan to freeze further benefit accruals and freeze the plans to new participants. At the same time, and to further align our benefit programs with prevailing market practices, AAM adopted the Executive Retirement Savings Plan (ERSP) to become effective January 1, 2019. The ERSP, a deferred compensation plan, reduces executive retirement benefits and provides cost savings to the Company as compared to the legacy SERP, a defined benefit plan.

–
In April 2018, AAM adopted the Executive Officer Severance Plan (Severance Plan) in order to provide severance other than in a change in control to executive officers with the purpose of retaining our executives and allowing them to focus on our business strategy. In addition, AAM amended its employment agreements with Mr. Dauch and Mr. Simonte to align severance payable under their employment agreements with the Severance Plan.

Pay for Performance Alignment
Total direct compensation consists of base salary plus target annual and long-term incentive compensation. Total direct compensation for each NEO may be above or below the 50th percentile of our comparative peer group based on various factors, including an individual's level of responsibility, demonstrated skills and experience, significance of position, contribution to Company performance, time in position, potential for advancement and internal pay equity considerations. The Committee generally sets performance objectives for annual and long-term incentive compensation so that targeted total direct compensation levels can be achieved only when target performance objectives are met. Consequently, actual pay may vary from targeted levels based on achieved performance against pre-established performance objectives.
The following chart illustrates the allocation of 2018 total direct compensation components at target for our CEO and for our other NEOs (average) as a group as of December 31, 2018. This analysis highlights the Company's emphasis on long-term and at-risk compensation.

Table of Contents	Compensation Discussion and Analysis

Compensation of Executive Officers
Executive Compensation Philosophy
AAM is committed to a compensation philosophy that supports our business strategy and performance, aligns with stockholder interests, and pays competitively.

Supports Business Strategy	Market Competitive	Aligned with Shareholder Interests

–
86% of CEO compensation is variable and at risk

–
Rigorous performance goals as key drivers of enterprise value creation such as EBITDA, relative TSR and cash flow

–
Programs utilize metrics that emphasize company performance and are aligned with business strategy

–
Attract and retain executive talent

–
Benchmark pay against a peer group of similarly sized companies

–
Target direct compensation at the 50th percentile

–
Ensure incentive plans reward for desired behaviors and pay outcomes align with results

–
Mix of annual and long-term incentive programs balances focus between short-term results and long-term share appreciation

–
66% of LTI is performance-based

–
Cap on payout of performance shares based on relative TSR if absolute TSR is negative

–
CEO stock ownership requirement of 6 times base salary

The foundation of our philosophy is a best practice approach to compensation governance that includes a clawback policy, an anti-hedging policy, an annual risk assessment of compensation programs and practices, double-trigger equity vesting and severance provisions, and the exclusion of excise tax gross-ups.
Components of Compensation Program
The primary components of AAM’s executive compensation program are summarized below.

Component	Purpose	Characteristics

Base Salary	Based on level of responsibility, experience, individual performance and internal pay equity	Fixed cash component generally targeted at the peer group median

Annual Incentive Compensation	Incentive to drive short-term performance aligned with strategic goals	Cash award that is at-risk subject to the attainment of performance targets

Long-Term Incentive Compensation	Incentive to drive long-term financial and strategic growth that creates shareholder value and supports retention of executives	Awarded in a combination of Performance Shares (66%) and RSUs (34%) tied to financial and share performance that drive sustainable results and shareholder value

Retirement and Deferred Compensation	Provide income upon retirement	401(k) and nonqualified defined benefit and deferred compensation plans

Perquisites	Limited supplement to total direct compensation	Primary benefit is company-provided vehicles with AAM content

Table of Contents	Compensation Discussion and Analysis

Decision-Making Process
Comprised solely of independent, non-employee directors, the Compensation Committee oversees the compensation and benefits programs for our executive officers, including the NEOs. In its oversight of our 2018 executive compensation program, the Committee worked with its independent compensation consultant, and with the CEO, the President, the CFO, and the Vice President, Human Resources. The CEO and the other officers provided information and recommendations with respect to:

–	Company performance objectives and goals, which serve as a basis for incentive compensation;

–	attracting, retaining and motivating executive officers;

–	information regarding financial performance, budgets and forecasts as they pertain to compensation; and

–	industry and market conditions affecting AAM's business strategy.
Based on the recommendation of the Committee, the Board exercises its judgment to approve the compensation for the CEO. For all other executive officers, the Committee considers the CEO's recommendation for setting compensation levels. The compensation approved for the CEO and other executives is aligned with the Company's overall compensation philosophy. For 2018, the Committee made pay decisions based on a market analysis, Company performance and specific factors about each NEO, including individual performance, experience, internal equity, scope and responsibility of position, retention and other factors described in more detail below.
Role of the Compensation Consultant
The Committee has retained Meridian Compensation Partners LLC (Meridian) as its independent compensation consultant. Meridian provides the Committee with independent advice and ongoing recommendations on compensation matters related to our executive officers and non-employee directors. Meridian provides the Committee with competitive market data, peer group analyses and updates on compensation trends and regulatory developments. Meridian also worked with the Company in evaluating its incentive programs and the selection of performance measures in response to shareholder feedback.
In the course of fulfilling its responsibilities, Meridian frequently communicates with the Chair of the Committee both prior to and following Committee meetings. Meridian also meets with management to gather information, prepare materials and review proposals to be made to the Committee. Meridian provides no other services to the Company and has no other direct or indirect business relationships with AAM or any of its subsidiaries or affiliates. Based on information provided by Meridian, the Committee assessed Meridian's independence pursuant to NYSE and SEC rules and concluded that no conflict of interest exists that prevents Meridian from independently advising the Committee.

Table of Contents	Compensation Discussion and Analysis

Peer Group and Market Analysis
The Committee annually reviews the composition of our comparative peer group and makes adjustments to reflect changes in our business, as well as industry and market conditions. The overall purpose of this peer group is to provide a market frame of reference for evaluating our compensation arrangements, understanding compensation trends among comparable companies and reviewing other compensation and governance-related topics. The companies are selected primarily based on the following criteria:

–	total revenue and market capitalization;

–	competitors in industry segment;

–	complexity of global business and operations; and

–	competition for talent and investor capital.
The Committee changed the comparative peer group to benchmark executive 2018 and 2019 compensation. AAM's revenues are at approximately the median of the comparative peer revenues. The comparative peer group from 2017 to 2019 is shown below.

2017 Peers		2017 to 2018 Changes		2018 Peers		2018 to 2019 Changes

Ametek Inc.
Aptiv PLC
BorgWarner Inc.
Cooper-Standard Holdings Inc.
Cummins Inc.
Dana Incorporated
Dover Corporation
Federal-Mogul Corporation
Flowserve Corporation
Fluor Corp.
Goodyear Tire & Rubber Company
Lear Corporation
Meritor, Inc.
Illinois Tool Works Inc.
Navistar International Corporation
PACCAR Inc
Parker-Hannifin Corporation
Rockwell Automation
Tenneco Inc.
Terex Corporation
Trinity Industries, Inc.
Visteon Corporation
ADDITIONS
Ametek Inc.
Aptiv PLC
BorgWarner Inc.
Cooper-Standard Holdings Inc.
Cummins Inc.
Dana Incorporated
Dover Corporation
Flowserve Corporation
Fluor Corp.
Goodyear Tire & Rubber Company
Lear Corporation
Meritor, Inc.
Navistar International Corporation
PACCAR Inc
Parker-Hannifin Corporation
Rockwell Automation
Tenneco Inc.
Terex Corporation
Trinity Industries, Inc.
Visteon Corporation
ADDITIONS
More closely aligned with the size and complexity of our business, our industry and competition for talent Adient plc Cooper Tire & Rubber Company Delphi Technologies Oshkosh Corporation

	À	No additions for 2018	▶		À

		REMOVAL				REMOVAL
		Federal-Mogul Corporation - Acquired by Tenneco Illinois Tool Works Inc. - Removed due to size				No longer aligned with our size and business operations Ametek Inc. Cummins Inc. Dover Corporation Fluor Corp. PACCAR Inc.

	-		▶		-

Table of Contents	Compensation Discussion and Analysis

Direct Compensation Elements
Base Salary
In determining salary levels for each of our NEOs, the Committee considers factors such as financial and operational performance, leadership, development, time in position, internal equity and potential. The Committee also considers each NEO's current base salary as compared to the salary range and median salary practices of our peer group.
The Committee determined that base salaries for the CEO and the NEOs (other than Mr. May) would remain unchanged for 2018. The Committee decided to increase Mr. May's 2018 base salary in consideration of his pay level relative to the market median. NEO base salaries as of December 31, 2018 and 2017 are shown below.

	2018	2017	% Change
David C. Dauch	$1,150,000	$1,150,000	—%
Christopher J. May	$550,000	$500,000	10%
Michael K. Simonte	$750,000	$750,000	—%
Alberto L. Satine	$610,000	$610,000	—%
Norman Willemse	$530,000	$530,000	—%
The Committee determined that base salaries for the CEO and the NEOs (other than Mr. Willemse) will also remain unchanged for 2019. The Committee decided to increase Mr. Willemse's 2019 base salary to $575,000 effective January 16, 2019 in consideration of the growth of the Metal Forming business unit as a result of the realignment of the Company's business units. The Summary Compensation Table shows the base salary earned in 2018 for each NEO.
Incentive Compensation
Annual Incentive Compensation
Each NEO's annual incentive compensation is based on achieved results against financial targets approved by the Committee under the AAM Incentive Compensation Program for Executive Officers. Payment of annual cash incentive awards is permitted to the extent the Company meets or exceeds threshold performance levels.
During shareholder outreach, shareholders expressed support of the Committee's efforts to align performance measures with our business strategy. The Committee considered this feedback in selecting absolute EBITDA dollars as the sole metric for determining 2018 annual incentive payouts. Strong EBITDA performance positions AAM to generate cash, reduce debt and provide funding for profitable growth and other capital priorities. The selection of EBITDA dollars as the sole performance measure emphasizes its importance to our business strategy.
The Committee set the 2018 annual incentive EBITDA target at a level that drives management to continue to perform at a high level, achieve integration synergies, implement productivity improvements and successfully launch new product programs. Recognizing the importance of strong EBITDA performance, the Committee increased the rigor of the threshold, target and maximum performance levels. The performance levels for 2018 annual incentive awards reflect stretch goals that are designed to reward growth and sustain profitability.

–	2018 target performance was set at a level significantly higher than 2017 actual adjusted EBITDA performance.

–	Achievement of target performance would result in the highest adjusted EBITDA performance in AAM history.

–	Target performance is higher than the performance of a majority of our competitor peer group companies.

Table of Contents	Compensation Discussion and Analysis

The following table describes the performance levels and results for 2018.

	Weighting	Threshold (Payout 50%)	Target (Payout 100%)	Maximum (Payout 200%)	2018 Actual Performance	2018 Actual Payout %
Adjusted EBITDA	100%	$956 million	$1,275 million	$1,466 million	$1,190.7(1)	87%
(1) Excludes the impact of restructuring and acquisition-related net activity of $47.8 million, debt refinancing and redemption costs of $19.4 million and goodwill impairment of $485.5. AAM sold the Powertrain aftermarket business in April 2018. Previously, in February 2018, performance goals for our annual incentive plan were established. As a result of this timing, full-year EBITDA associated with this business was included in the 2018 annual incentive target. An adjustment of $6.8 million has been included to reflect the portion of the year that has been excluded from actual EBITDA results. Considering the impact of this adjustment, actual adjusted EBITDA reflects EBITDA of this business through the closing date of April 4, 2018. Accordingly, adjusted EBITDA reported in our annual report on Form 10-K for the year ended December 31, 2018 was adjusted by this amount for purposes of calculating performance achievements under the annual incentive plan. See Non-GAAP Reconciliation in Appendix A.
Although 2018 actual adjusted EBITDA performance was a record-setting achievement for AAM, the stretch target previously set by the Committee was not achieved. As a result of this goal rigor, our NEOs received a below-target payout of 87%. In addition, the Committee made no discretionary increases in 2018 annual incentive payouts for any NEO. The amounts paid are shown in the Summary Compensation Table.
Target Annual Incentive Award Opportunities
The table below shows the 2018 target annual incentive opportunities for our NEOs, stated as a percentage of base salary. In October 2017, the Committee determined that the annual incentive target opportunities for each NEO would remain unchanged for 2018.

	Target Annual Incentive Opportunity
	2018	2017
David C. Dauch	135%	135%
Christopher J. May	80%	80%
Michael K. Simonte	100%	100%
Alberto L. Satine	80%	80%
Norman Willemse	80%	80%

Table of Contents	Compensation Discussion and Analysis

Long-Term Incentive Compensation
Our LTI program for executive officers is designed to reward NEOs for creating sustained shareholder value, to encourage ownership of Company stock, and to retain and motivate executives while aligning their interests with those of our shareholders. AAM generally makes equity grants to its executive officers and other executives on an annual basis, subject to the approval of the Committee. Grants are typically made in the first quarter of each year to coincide with the communication to executive officers of their annual cash incentive awards for the previous year’s performance. This timing increases the impact of the awards by strengthening the link between pay and performance.
2018 LTI Award Overview

Form of Award
	Performance Shares	RSUs
LTI Mix	66%	34%

Objective	Drive and reward performance key to strategic business objectives	Encourage retention and ownership supporting shareholder alignment

Performance Measure	50% Free Cash Flow 50% RelativeTSR	Continued service with AAM

Competitor Peer Group for Relative TSR	Autoliv Inc. BorgWarner Inc. Dana Incorporated Lear Corporation Magna International Inc. Meritor Inc, Tenneco Inc. Visteon Corporation	Not applicable

Performance / Vesting Period	Subject to achievement of performance measures over the three-year performance period January 1, 2018 through December 31, 2020	Cliff vest on the third anniversary of the grant date

Settlement	Settled in AAM stock upon vesting	Settled in AAM stock upon vesting
Our competitor peer group is used to assess relative performance for establishing long-term incentive award performance levels. The competitor peer group consists of companies that compete with AAM for capital and operate in similar markets. This group of companies serves as an appropriate benchmark for long-term incentives because of the likelihood that these companies will experience similar business conditions over a three-year cycle.
The Committee evaluated the performance measures for 2018 LTI performance share awards to ensure that the measures are aligned with our business strategy. A key objective of the Company is to strengthen our balance sheet and continue to provide for profitable growth, research and development of innovative technology and other capital priorities. As a result, free cash flow is a key driver to reduce gross leverage and ultimately convert value to shareholders through the valuation process. Accordingly, the Committee modified the 2018 LTI performance metrics to replace EBITDA margin with free cash flow. The Committee believes that relative TSR continues to be an important measure of performance because of its alignment with shareholder value creation. Based on these considerations, the 2018 performance share awards are based 50% on free cash flow and 50% on relative TSR.
The performance levels set for 2018 LTI required our management team to continue to perform at a high level, achieve integration synergies, implement productivity improvements, successfully launch new product programs and create long-term value. The Committee increased the rigor of the threshold, target and maximum performance levels as shown below.

–	Free cash flow target performance for 2018 - 2020 was set at a level higher than the previous three years' performance.

Table of Contents	Compensation Discussion and Analysis

–	Achievement of target performance would result in the highest free cash flow in AAM history.

–	Relative TSR payout is capped if absolute TSR is negative.
The table below shows the threshold, target and maximum free cash flow and relative TSR performance levels to be used in determining the payouts for these awards for the performance period January 1, 2018 through December 31, 2020.

	Free Cash Flow Performance Measure		Relative TSR Performance Measure
Performance Level	3 Year Cumulative Free Cash Flow	Percent of Target Award Opportunity Earned	Company's TSR Percentile Rank	Percent of Target Award Opportunity Earned
Threshold	$990 million	50%	35th	50%
Target	$1,325 million	100%	50th	100%
Maximum	$1,525 million	200%	75th	200%
LTI Award Values
The table below shows the 2018 and 2017 target long-term incentive opportunities for our NEOs. In connection with our acquisition of MPG in 2017, the Committee increased the 2018 LTI target opportunities for the NEOs to reflect the significant increase in size and complexity of the Company. The Committee also considered the greater levels of responsibility and challenges ahead for each of the NEOs to deliver expected results. For Mr. May, the Committee made an incremental increase to his 2018 LTI target to more closely align his incentive opportunity with comparable market practice.

	2018 Target Long-Term Incentive Opportunity		2017 Target Long-Term Incentive Opportunity
	($)(1)	%(2)	($)(1)	%(2)
David C. Dauch	5,750,000	500%	5,175,000	450%
Christopher J. May	1,375,000	250%	412,000	100%
Michael K. Simonte	2,250,000	300%	1,516,160	230%
Alberto L. Satine	1,220,000	200%	787,950	150%
Norman Willemse	1,060,000	200%	695,250	150%
(1) Amounts reflect the value the Committee considered when granting the awards for 2018 and 2017. These amounts differ from the value of the awards shown in the Summary Compensation Table and Grants of Plan-Based Awards Table because those tables reflect the grant date fair value of these awards, which is based on the probable outcome of the performance metrics for the performance shares.
(2) Stated as a percentage of base salary.
Payout of 2016 Performance Share Awards
The performance period for 2016 performance awards ended on December 31, 2018. The number of shares earned was based on relative TSR and EBITDA margin over the three-year performance period as shown below.

	Actual Performance	% of Target Shares Earned	Award Weighting	Weighted Payout
Relative TSR	11th percentile	0%	50%	0%

EBITDA Margin	16.6%(1)	200%	50%	200%
		Final Payout as a % of Target		100%
(1) Excludes the restructuring and acquisition-related costs and debt refinancing and redemption costs, goodwill impairment and other non-recurring items. See Non-GAAP Reconciliation in Appendix A.

Table of Contents	Compensation Discussion and Analysis

Payouts under the relative TSR performance share awards resulted in a zero payout to senior management because the threshold performance level was not achieved. This result reflects the Committee's commitment to align LTI pay with the interest of our shareholders through rigorous goal-setting. Our shareholders did not realize value on our stock over this time period. Consequently, and by design, our senior management team received no value from these awards.

Governance Point
Payout capped if 3-year absolute TSR is negative.

The performance targets for the EBITDA margin performance share awards were determined in consideration of AAM's historical EBITDA margins for 2013 – 2015. The maximum performance level was set to drive performance significantly above our peers and encourage EBITDA margin growth. Over this period, management delivered a result well in excess of targets and prior actual performance, which supported an above-target payout. This outstanding financial performance allowed us to reduce debt and position AAM to achieve our strategic objectives.

Actual Performance
Average Adjusted EBITDA Performance from 2013 - 2015	13.9%

Peer Average Adjusted EBITDA Performance from 2013 - 2015	10.7%

2018 Omnibus Incentive Plan
At the 2018 annual meeting, our shareholders approved the adoption of the 2018 Omnibus Incentive Plan. Beginning in 2019, LTI awards are granted under this plan. In approving the 2019 LTI awards, the Committee determined that 66% of the total LTI award would continue to be performance-based in order to drive superior performance that is aligned with our business strategy. Consistent with 2018 performance-based LTI awards, one-half of the 2019 performance-based LTI award is based on relative TSR and one-half is based on free cash flow performance. The relative TSR portion of the 2019 LTI award is denominated and settled in AAM stock. The free cash flow portion of the 2019 LTI award is a performance unit that is denominated in dollars and settled in cash.

Table of Contents	Compensation Discussion and Analysis

Summary of Direct Compensation
The Committee believes each pay element of direct compensation is consistent with our compensation philosophy. The Committee reviews direct compensation for each NEO and compares each compensation element to the market data of our comparative peer group. The Committee also considers individual performance, experience, internal equity, scope and responsibility of position, retention and other factors.
Direct compensation for our CEO is higher than for the other NEOs due to the CEO's breadth of executive and operating responsibilities for the entire global enterprise. The Committee does not target CEO pay as a certain multiple of the pay of the other NEOs. For 2018, the Committee set total direct compensation for the NEOs at approximately the 50th percentile of the peer group.

Indirect Compensation Elements
Retirement and Deferred Compensation Plans
Our NEOs participate in AAM's qualified retirement and nonqualified retirement and deferred compensation plans. Each executive officer is eligible to participate in the Company's 401(k) plan, which allows U.S. salaried participants to defer a portion of their base salary up to certain IRS limits.
The Supplemental Executive Retirement Plan (SERP), a nonqualified defined benefit plan, provides retirement benefits to executives that are offset by the qualified pension plan benefits. To align our benefit programs with prevailing market practices, the SERP was amended to freeze further benefit accruals as of April 30, 2018 and to freeze the plan to new participants as of April 1, 2018. At the time the legacy SERP was frozen, the AAM Executive Retirement Savings Plan (ERSP) was adopted to become effective January 1, 2019. The ERSP, a nonqualified deferred compensation plan, reduces executive retirement benefits and provides cost savings to the Company as compared to the legacy SERP.
The ERSP provides certain highly-compensated associates the opportunity to receive supplemental deferred compensation upon retirement and certain other qualifying events. The Company provides contributions to the plan equal to a percentage of a participant's combined base salary and bonus paid during a calendar year less their maximum eligible 401(k) Company contributions. The Company may also make discretionary contributions.
In April 2018, the Company also froze the Executive Deferred Compensation Plan (EDC) to further contributions as of December 31, 2018 and to new participants as of April 1, 2018, due to the EDC's limited participation and retention value. Existing contributions will vest and be paid in accordance with the EDC's terms.
The SERP, ERSP and EDC plans are further described in Pension Benefits and Nonqualified Deferred Compensation.
Other Benefits and Perquisites
Our NEOs participate in the same medical plans as our U.S. salaried associates. A group of approximately 40 senior executives, including the NEOs, also receive supplemental life, supplemental disability and umbrella liability insurance benefits.
AAM provides a very limited number of perquisites to senior executives, including our NEOs. Senior executives are eligible for the use of a Company-provided vehicle with AAM content. Mr. Dauch has the use of two Company-provided vehicles. Occasionally, we invite spouses of AAM executives to attend Company business events and pay for the spouse’s travel and related non-business expenses. AAM reimburses the executive for taxes attributable to the income associated with this benefit. We do not otherwise provide tax gross ups for executives except for those available for all salaried associates generally. Perquisites are further described in the footnotes to the Summary Compensation Table.

Table of Contents	Compensation Discussion and Analysis

Other Compensation Matters
Severance Programs
The Company provides severance benefits to NEOs (other than the CEO and President) under the AAM Executive Officer Severance Plan (Severance Plan) and the AAM Change in Control Plan (CIC Plan). Mr. Dauch and Mr. Simonte do not participate in these programs because their employment agreements provide severance payments and benefits as described below.
The Committee believes that these severance programs provide competitive severance benefits that attract and retain key talent during potentially critical and uncertain periods. These programs are designed to foster stability within senior management by helping executives maintain focus on and dedication to their responsibilities to maximize shareholder value, including in the event of a transaction that may result in a change in control. These programs are also guided by our compensation philosophy and governance practices (e.g., double-trigger change in control provisions, no tax gross ups) and are well aligned with those of our peers.
The Severance Plan, which was adopted in April 2018, provides severance benefits other than in connection with a change in control. The Committee adopted this plan to further align our programs with market practices. Under the Severance Plan, upon termination of employment by the Company without cause or resignation by a participant for good reason, each eligible executive officer will be entitled to certain severance payments and benefits, including a multiple of base salary and target bonus, prorated annual target bonus for the year of termination and continued participation in the Company's medical benefit plans for the applicable severance period.
The CIC Plan provides participants, including eligible executive officers, severance payments and benefits in the event of termination of employment on or within two years following a CIC. These benefits include a multiple of base salary and target bonus and continued participation in the Company's medical benefit plans for the applicable severance period.
Benefits under the Severance Plan and the CIC Plan are subject to execution and non-revocation of a general waiver and release of claims against the Company and compliance with certain restrictive covenants. The benefits are also subject to recoupment or clawback. Benefits provided to our NEOs under these programs are described in Potential Payments Upon Termination or Change in Control.
Employment Agreements
Severance benefits are provided to Mr. Dauch and Mr. Simonte under the terms of each of their employment agreements. In connection with the adoption of the Severance Plan in April 2018, their employment agreements were amended to align the calculation of cash severance payable with that of the Severance Plan. Accordingly, severance calculations under the amended employment agreements include a target annual bonus (in addition to base salary) and a prorated annual target bonus for the year of termination. Severance payments will be paid in a lump sum to the extent allowable under Section 409A.
Executive Compensation Recoupment (Clawback) Policy
The clawback policy authorizes the Committee to determine whether to require recoupment of performance-based incentive compensation actually paid or awarded to any executive officer if certain conditions are met. For purposes of this policy, performance-based compensation includes all annual and long-term incentive awards, whether paid in cash or equity, to the extent the awards are based on the Company's financial performance.
The Committee may require recoupment if the executive officer engaged in fraud or intentional misconduct that caused or contributed to the need for a material restatement of the Company's financial statements filed with the SEC. If the Committee determines that any performance-based compensation paid or awarded to the executive officer would not have been awarded or would have been awarded at a lower amount had it been calculated based on such restated financial statements (adjusted compensation), the Committee may seek to recover for the benefit of the Company the excess of the awarded compensation over the adjusted compensation (excess compensation). In deciding whether to seek recovery of excess compensation from the executive officer, the

Table of Contents	Compensation Discussion and Analysis

Committee will consider the factors it deems relevant under the circumstances and whether the assertion of a claim is in the best interests of the Company.
Executive Officer Stock Ownership Requirements
Our stock ownership policy is an important feature of our compensation philosophy that helps to ensure alignment of our executives' interests with those of our stockholders. The stock ownership requirement for each executive is based on the executive's position as described below.

Multiple of Base Salary
Chief Executive Officer	6
Chief Financial Officer; President	3
Other Executive Officers	2
Executive officers have five years from 2017 to meet these requirements or, for new executive officers, five years from the date of appointment. Shares owned directly, unvested RSUs and performance shares (at target) count toward the requirement. These ownership levels must be maintained as long as the person is an executive officer of AAM. NEOs who have not met these requirements may not sell shares. The Committee annually reviews each executive officer’s stock ownership level according to this policy. Each NEO has met or is on track to meet the ownership requirements established for his position.
Anti-Hedging and Anti-Pledging Policy
AAM prohibits employees and non-employee directors from entering into transactions that may result in a financial benefit if our stock price declines, or any hedging transaction involving our stock, including the use of financial derivatives, short sales or any similar transactions. Pledging of AAM stock is also prohibited.
Risk Assessment of Compensation Policies and Practices
We conducted an annual risk assessment for the Committee to determine whether the risks arising from our 2018 compensation practices are reasonably likely to have a material adverse effect on the Company. The risk assessment considered AAM’s annual and long-term incentive programs and pay mix, performance measures used to calculate payouts, and pay philosophy and governance. Our annual assessment focuses on the program for executive officers in light of their decision-making authority and influence, but also considers the compensation of other salaried associates. Our methodology was reviewed by the Committee and Meridian.
We have designed our compensation programs with specific features to address potential risks while rewarding our executive officers and other associates for achieving long-term financial and strategic objectives through prudent business judgment and appropriate risk taking. Based on our risk assessment and consideration of various mitigating factors, we concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.
Tax Deductibility of Compensation
Section 162(m) of the Code (Section 162(m)) generally disallows a tax deduction to public companies for compensation over $1 million paid to certain “covered employees.”  Pursuant to the Tax Cuts and Jobs Act, enacted on December 22, 2017, the definition of “covered employees” under Section 162(m) includes a company's CEO, CFO and the three other most highly compensated executive officers. Once an officer is a “covered employee,” the officer’s pay will remain subject to Section 162(m) for so long as the officer is receiving compensation from the Company. Further, the Tax Cuts and Jobs Act repealed the exclusion for “qualified performance-based compensation” under Section 162(m) effective January 1, 2018, except for compensation payable pursuant to a written binding contract in place before November 2, 2017 that is not materially modified thereafter (a grandfathered arrangement). The Company can no longer grant qualified performance-based compensation. Outstanding awards that previously qualified for the performance-based compensation exclusion under Section 162(m) may or may not qualify as grandfathered awards.

Table of Contents	Compensation Committee Report

Compensation Committee Report
We have reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation Committee of the Board of Directors
James A. McCaslin, Chair
William L. Kozyra
Peter D. Lyons
Sandra E. Pierce
Samuel Valenti III

Table of Contents	Executive Compensation Tables

Executive Compensation Tables
Summary Compensation Table
The following table summarizes the compensation of our named executive officers (NEOs) for the fiscal years ended December 31, 2018, December 31, 2017 and December 31, 2016 to the extent they served as NEOs in such years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(2) ($)	Options Awards ($)	Non-Equity Incentive Plan Compen- sation(3) ($)	Change in Pension Value And Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compen- sation(5) ($)	Total ($)
David C. Dauch(1) Chairman & Chief Executive Officer	2018	1,150,000	—	5,700,848	—	1,350,700	1,168,373	99,378	9,469,299
	2017	1,150,000	—	7,319,937	—	2,819,000	1,869,698	86,982	13,245,617
	2016	1,150,000	—	5,617,069	—	2,875,000	1,385,652	74,599	11,102,320
Christopher J. May Vice President & Chief Financial Officer	2018	550,000	—	1,363,250	—	382,800	278,969	47,939	2,622,958
	2017	478,003	—	582,790	—	693,800	397,791	44,586	2,196,970
	2016	391,667	—	488,450	—	480,000	231,058	47,641	1,638,816
Michael K. Simonte President	2018	750,000	—	2,230,775	—	652,500	517,163	66,424	4,216,862
	2017	727,300	—	2,144,593	—	1,387,500	720,741	56,779	5,036,913
	2016	640,000	—	1,797,486	—	1,280,000	397,940	50,836	4,166,262
Alberto L. Satine President Electrification(6)	2018	610,000	—	1,209,580	—	424,600	250,024	61,972	2,556,176
	2017	588,825	—	1,114,572	—	902,800	482,501	59,099	3,147,797
	2016	510,000	—	934,146	—	814,500	280,651	58,130	2,597,427
Norman Willemse President Metal Forming(7)	2018	530,000	—	1,050,955	—	368,900	227,486	50,203	2,227,544
	2017	513,378	—	983,438	—	784,400	380,281	34,521	2,696,018
	2016	450,000	—	824,283	—	720,000	236,980	33,925	2,265,188

(1)	Compensation of Mr. Dauch is based solely on employment as an executive officer. He received no compensation for serving as a director.

(2)
Reflects the grant date fair value of restricted stock units and performance share awards made during fiscal year 2018 calculated in accordance with FASB ASC 718 (without any reduction for risk of forfeiture) as determined based on applying the assumptions used in our financial statements. See Note 10 to the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2018 regarding assumptions underlying the valuation of equity awards. Assuming the maximum performance levels are achieved for the performance share awards granted on March 2, 2018, the maximum value of performance share awards would be $7,590,048 for Mr. Dauch, $1,814,988 for Mr. May, $2,970,012 for Mr. Simonte, $1,610,441 for Mr. Satine and $1,399,212 for Mr. Willemse based on grant date fair value. These amounts may not reflect the actual value realized upon vesting or settlement, if any.

(3)	Reflects amounts earned under the AAM Incentive Compensation Plan for Executive Officers for 2018.

(4)
Reflects the annualized increase in pension value under the Salaried Retirement Program, the Albion Pension Plan and the Supplemental Executive Retirement Program (SERP). See Pension Benefits Table. There are no above-market or preferential earnings on compensation deferred under our Executive Deferred Compensation Plan.

Table of Contents	Executive Compensation Tables

(5)	The components of All Other Compensation for 2018 are as follows:

Name	Employer 401(k) Match Contributions(a) ($)	Retirement Contributions(b) ($)	Executive Life Insurance Premiums(c) ($)	Company-Provided Vehicles(d) ($)	Tax Gross Ups for Spousal Travel(e) ($)	Other(f) ($)	Total ($)
David C. Dauch	13,750	13,750	13,690	32,016	9,554	16,618	99,378
Christopher J. May	13,750	13,750	3,229	16,587	—	623	47,939
Michael K. Simonte	13,750	13,750	8,510	26,976	—	3,438	66,424
Alberto L. Satine	13,750	13,750	11,884	20,555	—	2,033	61,972
Norman Willemse	13,583	13,750	10,526	11,721	—	623	50,203
(a)Includes employer matching contributions under AAM’s 401(k) plan.
(b)Includes employer retirement contributions under AAM’s 401(k) plan.
(c)Includes executive life insurance premiums paid by the Company.

(d)
Includes personal use of Company-provided vehicles. The aggregate incremental cost of Company-provided vehicles is based on total vehicle cost if business use of the vehicle is less than 50%. For Mr. Dauch, includes the cost of personal use of a second Company-provided vehicle.

(e)	Includes amounts reimbursed for taxes attributable to the income associated with the cost of travel for spouse accompanying the NEO to Company business meetings and events.

(f)
For Mr. Dauch, includes $11,772 for the cost of travel for spouse accompanying him to Company business meetings or events, personal umbrella liability insurance premiums, cost of an executive physical and meals provided during business hours. For Mr. Simonte and Mr. Satine, includes the cost of personal umbrella liability insurance premiums and the cost of an executive physical. For Mr. May and Mr. Willemse, includes the cost of personal umbrella liability insurance premiums.

(6)    Effective January 16, 2019, Mr. Satine's title was changed to Senior Vice President Special Projects.
(7) Mr. Willemse was not an NEO in 2017.

Table of Contents	Executive Compensation Tables

Grants of Plan-Based Awards
Annual and long-term incentive awards granted in 2018 to the NEOs are shown in the following table. The annual and long-term incentive compensation programs are described in the Compensation Discussion and Analysis and the Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table.

			Estimated Future Payouts under Non Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
David C. Dauch
Annual Incentive	—	—	776,250	1,552,500	3,105,000	—	—	—	—	—
Performance Shares (TSR)	3/2/2018	2/7/2018	—	—	—	66,440	132,879	265,758	—	1,848,347
Performance Shares (Free Cash Flow)	3/2/2018	2/7/2018	—	—	—	66,440	132,879	265,758	—	1,897,512
Restricted Stock Units	3/2/2018	2/7/2018	—	—	—	—	—	—	136,904	1,954,989
Christopher J. May
Annual Incentive	—	—	220,000	440,000	880,000	—	—	—	—	—
Performance Shares (TSR)	3/2/2018	2/7/2018	—	—	—	15,888	31,775	63,550	—	441,990
Performance Shares (Free Cash Flow)	3/2/2018	2/7/2018	—	—	—	15,888	31,775	63,550	—	453,747
Restricted Stock Units	3/2/2018	2/7/2018	—	—	—	—	—	—	32,739	467,513
Michael K. Simonte
Annual Incentive	—	—	375,000	750,000	1,500,000	—	—	—	—	—
Performance Shares (TSR)	3/2/2018	2/7/2018	—	—	—	25,998	51,996	103,992	—	723,264
Performance Shares (Free Cash Flow)	3/2/2018	2/7/2018	—	—	—	25,998	51,996	103,992	—	742,503
Restricted Stock Units	3/2/2018	2/7/2018	—	—	—	—	—	—	53,572	765,008
Alberto L. Satine
Annual Incentive	—	—	244,000	488,000	976,000	—	—	—	—	—
Performance Shares (TSR)	3/2/2018	2/7/2018	—	—	—	14,097	28,194	56,388	—	392,179
Performance Shares (Free Cash Flow)	3/2/2018	2/7/2018	—	—	—	14,097	28,194	56,388	—	402,610
Restricted Stock Units	3/2/2018	2/7/2018	—	—	—	—	—	—	29,047	414,791
Norman Willemse
Annual Incentive	—	—	212,000	424,000	848,000	—	—	—	—	—
Performance Shares (TSR)	3/2/2018	2/7/2018	—	—	—	12,248	24,496	48,992	—	340,739
Performance Shares (Free Cash Flow)	3/2/2018	2/7/2018	—	—	—	12,248	24,496	48,992	—	349,803
Restricted Stock Units	3/2/2018	2/7/2018	—	—	—	—	—	—	25,239	360,413

(1)	Reflects annual incentive awards granted under the AAM Incentive Compensation Program for Executive Officers.

(2)
Reflects performance share awards granted under the 2012 Omnibus Incentive Plan. The awards are payable in common stock based on the Company's free cash flow and relative TSR performance, each weighted 50%, over the 3-year performance period January 1, 2018 through December 31, 2020.

(3)
Reflects RSUs granted under the 2012 Omnibus Incentive Plan. The awards are payable in common stock, contingent upon continued employment through the 3-year vesting period. No options were granted in 2018.

(4)
Reflects the full grant date fair value of performance share awards and RSUs made during fiscal year 2018 calculated in accordance with FASB ASC 718 (without any reduction for risk of forfeiture) as determined based on applying the assumptions used in our financial statements. See Note 10 to the audited consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2018 regarding assumptions underlying the valuation of equity awards.

Table of Contents	Executive Compensation Tables

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Agreements
Our employment agreements with Mr. Dauch as CEO and Mr. Simonte as President provide for the following compensation and benefits as of December 31, 2018.

	CEO Employment Agreement	President Employment Agreement
Base Salary	$1,150,000 for 2018, subject to annual review and increase by the Compensation Committee	$750,000 for 2018, subject to annual review and increase by the Compensation Committee
Annual Incentive	Participation in the annual incentive plan for executive officers. Target opportunity of 135% of base salary for 2018, subject to annual review and increase by the Compensation Committee	Participation in the annual incentive plan for executive officers. Target opportunity of 100% of base salary for 2018, subject to annual review and increase by the Compensation Committee
Long-Term Incentive	Participation in the long-term incentive plans for executive officers. Target opportunity of 500% for 2018, subject to annual review and increase by the Compensation Committee	Participation in the long-term incentive plans for executive officers. Target opportunity of 300% for 2018, subject to annual review and increase by the Compensation Committee
Other Benefits
Participation in plans applicable to executive officers. Retiree medical, dental and vision coverage equivalent to the benefit levels offered in the Company's group health care plans for salaried associates as of September 1, 2012
Participation in plans applicable to executive officers
Term	Initial term expired August 31, 2015. Additional one-year extensions unless either party provides 60 days' written notice of intent not to renew	Initial term expired July 31, 2018. Additional one-year extensions unless either party provides 60 days' written notice of intent not to renew
Mr. Dauch and Mr. Simonte are also entitled to certain payments and benefits in the event of termination of employment under the scenarios described below in Potential Payments Upon Termination or Change in Control.
Annual Incentive Awards
In 2018, annual incentive awards were granted under the AAM Incentive Compensation Program for Executive Officers. Absolute EBITDA was selected as sole performance metric for these awards. The maximum payout for each performance metric is 200%. See Annual Incentive Compensation in the CD&A.
Long-Term Incentive Awards
In 2018, the Company granted long-term incentive awards to NEOs in the form of RSUs and performance share awards. The terms of these awards are described in Long-Term Incentive Compensation in the CD&A.
2018 Awards Granted Under the 2012 Omnibus Incentive Plan
Restricted Stock Units
The RSUs granted in 2018 to NEOs vest in three years. All RSUs are payable in common stock.
Performance Share Awards
The performance share awards granted to NEOs in 2018 are based upon the attainment of certain Free Cash Flow performance targets and relative TSR over a three-year performance period beginning January 1, 2018 through December 31, 2020. The performance share awards represented 66% of the total LTI award opportunity for executive officers. One-half of the 2018 performance share payouts, or 33% of the total LTI award, will be measured by Free Cash Flow performance and one-half, or 33% of the total LTI award, will be measured by relative TSR performance over a three-year period. TSR performance share payouts will be capped if the Company's TSR is negative for the three-year period. All performance shares are payable in common stock.

Table of Contents	Executive Compensation Tables

The following table illustrates the threshold, target and maximum performance levels for determining 2018 award payouts for each performance measure.

	Free Cash Flow		Relative TSR
Performance Level	3-Year Cumulative Free Cash Flow	Percent of Target Award Opportunity Earned	Company TSR Percentile Rank	Percent of Target Award Opportunity Earned
Threshold	$990 million	50%	35th	50%
Target	$1,325 million	100%	50th	100%
Maximum	$1,525 million	200%	75th	200%

Table of Contents	Executive Compensation Tables

Outstanding Equity Awards at December 31, 2018

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market of Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
David C. Dauch	101,361(2)	1,125,107	43,082(5)	478,210
	88,774(3)	985,391	172,326(5)	1,912,819
	136,904(4)	1,519,635	66,440(6)	737,484
	—	—	132,879(6)	1,474,957
Christopher J. May	8,814(2)	97,835	3,430(5)	38,073
	7,068(3)	78,455	13,720(5)	152,292
	32,739(4)	363,403	15,888(6)	176,357
	—	—	31,775(6)	352,703
Michael K. Simonte	32,436(2)	360,040	12,622(5)	140,104
	26,009(3)	288,700	50,488(5)	560,417
	53,572(4)	594,649	25,998(6)	288,578
	—	—	51,996(6)	577,156
Alberto L. Satine	16,857(2)	187,113	6,560(5)	72,816
	13,516(3)	150,028	26,240(5)	291,264
	29,047(4)	322,422	14,097(6)	156,477
	—	—	28,194(6)	312,953
Norman Willemse	14,874(2)	165,101	5,788(5)	64,247
	11,927(3)	132,390	23,152(5)	256,987
	25,239(4)	280,153	12,248(6)	135,953
	—	—	24,496(6)	271,906

(1)	Reflects value of outstanding RSUs at $11.10, the closing price of AAM common stock on December 31, 2018.

(2)	Reflects RSUs granted on March 4, 2016 that vested on March 4, 2019.

(3)	Reflects RSUs granted on February 28, 2017. RSUs vest three years from the date of grant.

(4)	Reflects RSUs granted on March 2, 2018. RSUs vest three years from the date of grant.

(5)
Reflects performance shares granted on February 28, 2017 for the performance period January 1, 2017 through December 31, 2019 that would be paid out at the end of the performance period based on actual performance through December 31, 2018. The relative TSR award amounts reflect a threshold payout and the EBITDA margin award amounts reflect a maximum payout. Payouts will be determined at the end of the performance period based on actual performance.

(6)
Reflects performance shares granted on March 2, 2018 for the performance period January 1, 2018 through December 31, 2020 that would be paid out at the end of the performance period based on actual performance through December 31, 2018. The relative TSR award amounts reflect a threshold payout and the free cash flow awards reflect a target payout. Payouts will be determined at the end of the performance period based on actual performance.

(7)
Reflects the value of 2017 and 2018 performance shares based on performance through December 31, 2018 as described above in footnotes (5) and (6) multiplied by $11.10, the closing price of AAM common stock on December 31, 2018.

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Options Exercised and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (1) (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting(2) (#)	Value Realized on Vesting(3) ($)
David C. Dauch	—	—	254,830	3,013,276
Christopher J. May	—	—	22,985	273,816
Michael K. Simonte	—	—	78,501	920,769
Alberto L. Satine	—	—	40,212	470,171
Norman Willemse	9,700	54,087	34,395	399,341

(1)
Reflects the number of shares acquired upon exercise of stock options. Value realized upon exercise is based on the difference between the market price of AAM common stock acquired upon exercise and the exercise price for such stock options on the exercise date.

(2)	Reflects the number of shares vested in March 2018 under RSU awards granted in March 2015. Also includes the number of performance shares earned for the performance period ending December 31, 2018.

(3)
Reflects the number of shares underlying vested RSUs multiplied by the closing market price of AAM common stock on the vesting date. Also includes the number of performance shares earned for the period ending December 31, 2018 multiplied by the closing market price of AAM common stock at December 31, 2018. See Compensation Discussion and Analysis for further detail of the payouts earned.

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Pension Benefits
The NEOs are eligible to participate in pension plans that provide benefits based on years of service and pay. Pension benefits are provided under a qualified defined benefit pension plan, AAM's Salaried Retirement Program (SRP) and for Mr. Willemse, the Albion Pension Plan. Supplemental pension benefits are provided under the nonqualified Supplemental Executive Retirement Program (SERP).
In 2018, the SERP was amended to freeze further benefit accruals as of April 30, 2018. The amendment also froze the plan to new participants as of April 1, 2018. Frozen benefits will pay out in accordance with the SERP's terms.
The following table shows the value of the benefits accumulated by the NEOs and their years of credited service under the SRP, the Albion Pension Plan and the SERP, each as of December 31, 2018.

Name	Plan Name	Number of Years of Credited Service(1) (#)	Present Value of Accumulated Benefit(2) ($)
David C. Dauch	AAM Salaried Retirement Program	11.5000	378,924
	AAM Supplemental Executive Retirement Program	22.8333	8,196,092
Christopher J. May	AAM Salaried Retirement Program	12.5000	163,827
	AAM Supplemental Executive Retirement Program	23.8333	1,292,436
Michael K. Simonte	AAM Salaried Retirement Program	8.0833	252,912
	AAM Supplemental Executive Retirement Program	19.4166	3,097,335
Alberto L. Satine(3)	AAM Salaried Retirement Program	10.5833	680,327
	AAM Supplemental Executive Retirement Program	16.9166	1,475,886
Norman Willemse(4)	Albion Pension Plan	6.3333	319,629
	AAM Supplemental Executive Retirement Program	17.0000	1,417,745

(1)
Benefits under the SRP were frozen effective December 31, 2006 for Mr. Dauch, Mr. May and Mr. Simonte. Benefits under the SRP were frozen effective December 31, 2011 for Mr. Satine. Benefits for Mr. Willemse under the Albion Pension Plan reflect his years of service with our UK subsidiary, Albion Automotive Limited. Credited service under the SERP reflects service through the freeze date of April 30, 2018. As a result, credited service under the SRP, the Albion Pension Plan and the SERP is less than actual service with the Company.

(2)
The values shown are based on benefits deferred to the earliest age at which unreduced benefits are payable. The assumptions used to calculate the actuarial present value of accumulated benefits are the same assumptions used in our audited consolidated financial statements for the fiscal year ended December 31, 2018 and assume continued employment until unreduced retirement age is attained. For material assumptions used, see Note 9 to the audited consolidated financial statements in our annual report on Form 10-K for the fiscal year ended December 31, 2018.

(3)	Mr. Satine was eligible to retire on December 31, 2018 under both the SRP and the SERP. He qualifies for an unreduced benefit under the SRP and the lump sum benefit under the SERP.

(4)
Mr. Willemse is not a participant in the SRP. Mr. Willemse was eligible to retire on December 31, 2018 under both the Albion Pension Plan and the SERP. He qualifies for the lump sum benefit under the SERP.

Salaried Retirement Program (SRP). The annual retirement benefit payable to each executive, commencing on retirement at or after age 65, equals the sum of the executive’s contributions plus an additional benefit based on the executive’s average monthly salary (determined as the average of the executive’s base salary in the highest 60 months during his final 10 years of service) and years of credited service. Benefits under the SRP may be paid as a single life annuity or, upon election, in the form of a joint and survivor annuity with a reduction in the amount of the annual benefit. The SRP is a qualified plan subject to Internal Revenue Code (IRC) limitations on benefits and is subject to the Employee Retirement Income Security Act of 1974.
Effective December 31, 2006, the SRP was amended to freeze benefits at current levels for associates who were not eligible to retire by December 1, 2011. Associates who were eligible for early or normal retirement on or before December 31, 2011 continued to accrue benefits through December 31, 2011.
Albion Pension Plan. Our Albion Automotive Limited subsidiary provides pension benefits under the Albion Pension Plan for its salaried associates. Mr. Willemse is a participant in this plan based on his former employment with this subsidiary. The annual retirement benefit payable, commencing on retirement at or after age 65, is based on the participant's average salary (as defined in the plan during the final 10 years of service with Albion Automotive

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Limited), years of pensionable service and the percentage of participant contributions to the plan. The participant may elect benefits to be in the form of an annuity or to receive a portion of the benefit payable in a lump sum.
Supplemental Executive Retirement Program (SERP). Executive officers who were hired before April 1, 2018 are eligible to receive a benefit under the SERP, payable six months after retirement in a lump sum. The now frozen SERP benefit amount was determined as of April 30, 3018 as 12.5% of the executive’s final average compensation (determined as the executive’s average annual base salary and cash incentive for the highest five consecutive years), multiplied by the executive’s years of credited service, less the sum of the actuarial equivalent value of the executive’s benefits payable under the SRP, the Albion Pension Plan and the balance of the executive’s employer retirement contribution account under AAM’s 401(k) plan.

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Nonqualified Deferred Compensation
The following table summarizes deferred compensation of NEOs under the Executive Deferred Compensation Plan (EDC) for the 2018 fiscal year.

Name	Executive Contributions in Last FY ($)	Registrant contributions in Last FY ($)	Aggregate Earnings In Last FY(1) ($)	Aggregate Withdrawals Distributions ($)	Aggregate Balance at Last FYE(2) ($)
David C. Dauch	—	—	(28,523)	—	453,948
Christopher J. May	—	—	—	—	—
Michael K. Simonte	—	—	—	—	—
Alberto L. Satine	—	—	—	—	—
Norman Willemse	—	—	(8,891)	—	97,086

(1)
Reflects hypothetical accrued earnings or losses during 2018 on notional investments designed to track the performance of funds similar to those available under the Company’s 401(k) plan. None of the earnings shown in this column are reported as compensation in the Summary Compensation Table.

(2)	Of the aggregate balance, the amounts reflect compensation previously reported in the Summary Compensation Table for the NEOs.
Executive Deferred Compensation Plan
The EDC is a nonqualified, tax-deferred savings plan for certain executives, including the NEOs. In April 2018, the EDC was amended to freeze further deferrals as of December 31, 2018. The amendment also froze the plan to new participants as of April 1, 2018.
Participants may elect to defer payment of 6% to 75% of their base salary and/or their annual incentive award during a plan year. Base salary deferred into the plan receives a 3% Company match. Matching contributions are vested after five years of credited service. The amounts deferred are unfunded and unsecured obligations of AAM.
Amounts deferred or credited into this plan are represented in the executive’s notional account and are “invested” among funds also available under AAM’s 401(k) plan. Although the executive has no actual or constructive ownership of shares in the investment funds, the return on the executive’s account is determined as if the amounts were notionally invested in these funds.
Distributions can be received (1) upon retirement in a lump sum or in annual payments over a period of five or ten years, (2) in a lump sum upon death, disability, termination of employment or change in control or (3) if elected by the participant, during employment at a specified date after a minimum deferral period of three years. Distributions during employment consist of participant deferrals and related earnings or losses (not Company contributions and related earnings or losses).
Executive Retirement Savings Plan
In connection with freezing the SERP and the EDC, we adopted the AAM Executive Retirement Savings Plan (ERSP) effective as of January 1, 2019. The ERSP is a nonqualified deferred compensation program contributed to by the Company to provide certain highly-compensated associates, including the NEOs, the opportunity to receive supplemental deferred compensation upon retirement and certain other qualifying events. The ERSP does not provide for participant contributions.
ERSP eligible executives will receive an annual contribution to their account equal to 10% of combined base salary and bonus paid during a calendar year less their maximum eligible 401(k) Company contributions. In addition, certain participants, including the NEOs, are eligible to receive an additional Company contribution equal to 12.5% of base salary and bonus paid for a period of 5 calendar years. The Company also may make discretionary contributions.
Amounts deferred or credited into this plan are represented in the executive’s notional account and are “invested” among funds also available under AAM’s 401(k) plan. Although the executive has no actual or constructive ownership of shares in the investment funds, the return on the executive’s account is determined as if the amounts were notionally invested in these funds.
ERSP contributions and account balances vest at the earliest of the following:

–	Age 55 with 10 years of service;

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–	Age 60 with 5 years of service; or

–	Age 65
Distributions can be received in a lump sum or in annual installments of two to ten years, or in a lump sum upon death, disability, termination of employment or change in control.
No contributions were made to this plan in 2018.
Investment Options
In April 2018, the investment fund options under AAM's 401(k) plan were changed. The new funds selected were replaced with similar fund options. The table below shows the investment fund options available under the EDC and the ERSP as of December 31, 2018 and the related annual rates of return for the year ended December 31, 2018.

Name of Fund	Rate of Return	Name of Fund	Rate of Return
PIMCO Total Return Fund	(0.26)%	Hartford International Opportunities Fund	(18.74)%
PIMCO High Yield Fund	(2.49)%	Victory Sycamore Established Value Fund	(9.95)%
Dreyfus International Bond Fund	(5.79)%	FIAM Blend Target Date 2005 Fund	(2.22)%
Vanguard Total Bond Market Index Fund	(0.01)%	FIAM Blend Target Date 2010 Fund	(3.16)%
Fidelity 500 Index Fund	(4.40)%	FIAM Blend Target Date 2015 Fund	(4.02)%
MFS Value Fund	(9.87)%	FIAM Blend Target Date 2020 Fund	(4.76)%
Vanguard FTSE Social Index Fund	(3.38)%	FIAM Blend Target Date 2025 Fund	(5.45)%
Fidelity Growth Company Fund	(4.46)%	FIAM Blend Target Date 2030 Fund	(6.54)%
Fidelity Low-Priced Stock Fund	(10.68)%	FIAM Blend Target Date 2035 Fund	(7.83)%
Eaton Vance Atlanta Capital SMID Fund	(5.35)%	FIAM Blend Target Date 2040 Fund	(8.44)%
Vanguard External Market Index Fund	(9.35)%	FIAM Blend Target Date 2045 Fund	(8.46)%
American Beacon Small Cap Value Fund	(15.63)%	FIAM Blend Target Date 2050 Fund	(8.41)%
Janus Henderson Triton Fund	(5.04)%	FIAM Blend Target Date 2055 Fund	(8.39)%
Fidelity Diversified International Fund	(15.20)%	FIAM Blend Target Date 2060 Fund	(8.45)%
Fidelity International Index Fund	(13.52)%	FIAM Blend Target Date Income Fund	(1.45)%
Harding Loevner Institutional Emerging Market Fund	(18.63)%	Mass Mutual Diversified SAGIC Fund	2.72%

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Potential Payments Upon Termination or Change in Control
The following tables show the estimated potential payments and benefits that each of the NEOs would receive upon termination of employment under various circumstances that would trigger payments under applicable employment agreements and the Company’s plans and programs, assuming the termination event occurred on December 31, 2018. Although the calculations are intended to provide reasonable estimates of the potential payments, they are based on numerous assumptions and may not represent the actual amounts these NEOs would receive upon each termination event.
Employment Agreements
Under our employment agreements with Mr. Dauch and Mr. Simonte, the Company may terminate their employment with or without cause. Cause means:

–	a material breach of his obligations under the agreement;

–	the willful and continued failure or refusal to satisfactorily perform his duties;

–	a conviction of or pleading guilty (or no contest) to a felony or to another crime involving dishonesty or moral turpitude or which reflects negatively upon the Company or impairs its operations;

–	engaging in any misconduct, negligence, act of dishonesty (including any violation of federal securities laws) or violence that is materially injurious to the Company;

–	a material breach of a restrictive covenant (i.e., non-competition, non-solicitation) or Company policy;

–	refusal to follow the directions of the Board; or

–	any other willful misconduct that is materially injurious to AAM's financial condition or business reputation.
In addition, Mr. Dauch and Mr. Simonte may resign for good reason, which means:

–	a material decrease in compensation or a failure by the Company to pay material compensation;

–	a material diminution of responsibilities, positions or titles (other than solely as a result of the Company ceasing to be a publicly-traded company);

–	relocation more than 50 miles outside the Detroit-metropolitan area; or

–	a material breach by the Company of its obligations under the agreement.
Upon termination for cause or resignation without good reason, Mr. Dauch and Mr. Simonte are entitled to receive only accrued and unpaid compensation. Participation in the Company’s benefit plans would cease upon termination.
If employment is terminated without cause or upon resignation for good reason on or within two years following a CIC, Mr. Dauch and Mr. Simonte are entitled to a severance payment of a multiple of annual base salary and annual bonus, plus a target annual bonus prorated through the termination date. The annual bonus payment is determined based on the higher of his target annual bonus for either the year of the CIC or the year of termination. The severance multiple for Mr. Dauch is three times and Mr. Simonte's multiple is two times. In addition, each would receive medical benefit continuation after termination of employment following a CIC; Mr. Dauch for three years and Mr. Simonte for two years. Each would also receive outplacement services; Mr. Dauch $50,000 and Mr. Simonte $30,000.
If employment is terminated without cause, or upon resignation for good reason not in connection with a CIC, Mr. Dauch and Mr. Simonte are entitled to a severance payment of two times annual base salary and annual target bonus, plus a target annual bonus prorated through the termination date. Payments of base salary are paid in accordance with ordinary payroll practices commencing on the 60th day following separation of service or in a lump sum to the extent allowable under Section 409A. Target bonus amounts are payable in a lump sum on the 60th day following the termination date. In addition, each would receive medical benefit continuation for two years. Each are also entitled to receive accrued and unpaid compensation, as well as outplacement services; Mr. Dauch $50,000 and Mr. Simonte $30,000.
Certain severance payments are subject to recoupment or clawback. Salary and benefit continuation is also subject to compliance with the confidentiality, non-competition, non-solicitation and intellectual property assignment provisions of each employment agreement as well as the execution and non-revocation of a general waiver and release of claims.
If employment terminates due to disability or death, Mr. Dauch and Mr. Simonte will be entitled to accrued benefits under applicable benefit plans and programs.

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AAM Executive Officer Severance Plan
Under the AAM Executive Officer Severance Plan, upon termination of employment by the Company without cause or resignation by an executive officer participant for good reason not in connection with a CIC, each participant will be entitled to certain severance payments and benefits, in addition to other accrued compensation and benefits, including:

–	a cash amount equal to annual base salary and target annual bonus multiplied by up to 1.5 based on position; target annual bonus is determined as the target amount in the year of termination;

–	a prorated annual bonus equal to the annual bonus for the performance year during which the qualifying termination occurs based on active employment during the performance year;

–	reimbursement of outplacement service costs of up to $20,000; and

–
continued participation in AAM's medical benefit plans for up to 1.5 years following termination of employment based on position, or, in certain cases, a cash amount equal to the value of the benefit continuation.

For purposes of the Severance Plan, cause means: (1) the participant's willful and continued failure or refusal to satisfactorily perform his/her duties; (2) a conviction of or pleading guilty (or no contest) to a felony or to another crime involving dishonesty or moral turpitude or which reflects negatively upon the Company or impairs its operations; (3) engaging in any willful misconduct, gross negligence, act of dishonesty (including any violation of federal securities laws) or violence that is injurious to the Company; (4) a material breach of any restrictive covenant or any material written policy of the Company; (5) a material failure to comply with any material applicable laws and regulations or professional standards relating to the business of the Company; or (6) any other misconduct that is injurious to the financial condition or business reputation of the Company.
The Severance Plan defines good reason to include any of the following acts or omissions: (1) a material reduction in a participant's annual base salary or bonus opportunity in effect immediately prior to the reduction; or (2) a relocation of the office at which the participant is to perform the majority of his or her duties to a location more than 50 miles from such location at which the participant performed such duties prior to the relocation.
These benefits are subject to execution and non-revocation of a general waiver and release of claims against the Company and continued compliance with the restrictive covenants of the Severance Plan. The benefits are also subject to recoupment or clawback.
AAM Change in Control Plan
Under the AAM Change in Control Plan, upon termination of employment by the Company without cause or resignation by an executive officer participant for good reason on or within two years following a CIC, each participant will be entitled to certain severance payments and benefits, in addition to other accrued compensation and benefits, including:

–	a cash amount equal to annual base salary multiplied by two;

–	a cash amount equal to target annual bonus multiplied by two, with target annual bonus determined as the greater of the target amount in the year of the CIC or the year of termination of employment;

–	a prorated target annual bonus with the target annual bonus determined as the greater of the target amount in the year of the CIC or the year of termination of employment;

–	reimbursement of outplacement service costs of up to $30,000 incurred within 24 months following termination of employment; and

–	continued participation in AAM's medical benefit plans for two years following termination of employment, or, in certain cases, a cash amount equal to the value of the benefit continuation.
For purposes of the CIC Plan, cause means: (1) the participant's willful and continued failure or refusal to satisfactorily perform his/her duties; (2) a conviction of or pleading guilty (or no contest) to a felony or to another crime involving dishonesty or moral turpitude or which reflects negatively upon the Company or impairs its operations; (3) engaging in any willful misconduct, gross negligence, act of dishonesty (including any violation of federal securities laws) or violence that is injurious to the Company; (4) a material breach of any employment agreement restrictive covenant or any material written policy of the Company; (5) a material failure to comply with any material applicable laws and regulations or professional standards relating to the business of the Company; or (6) any other misconduct that is injurious to the financial condition or business reputation of the Company.
The CIC Plan defines good reason to include any of the following acts or omissions: (1) a material reduction in a participant's position, authority, duties or responsibilities following the CIC; (2) a material reduction in a participant's annual base salary or bonus opportunity in effect prior to the CIC; or (3) a relocation of the office at which the

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participant is to perform the majority of his or her duties following a CIC to a location more than 50 miles from such location prior to the CIC.
These benefits are subject to execution and non-revocation of a general waiver and release of claims against the Company and continued compliance with the restrictive covenants of the CIC Plan. The benefits are also subject to recoupment or clawback.
No Tax Gross Ups
The Company does not provide tax gross ups to executive officers upon a CIC. If any of the payments or benefits under Mr. Dauch's or Mr. Simonte's employment agreement or the CIC Plan are deemed to be parachute payments under Section 280G of the Code and would be subject to the excise tax imposed under Section 4999 of the Code, the payments or benefits will be reduced by the amount required to avoid the excise tax if the reduction would give a better after-tax result than if the full payments and benefits were received.
Non-Competition Agreements
Pursuant to their non-competition agreements with the Company, Mr. May, Mr. Satine and Mr. Willemse are prohibited, while employed by AAM and for one year following termination of employment (prior to a CIC), from:

–	directly or indirectly engaging in any business that competes with AAM;

–	soliciting or inducing our employees to leave AAM or otherwise interfering with our relationship with our employees, agents or consultants; and

–	using, exploiting or disclosing our confidential information to any third party without our prior written consent.

Potential Payments Upon Termination or Change in Control
The tables below reflect potential payments to each NEO upon resignation for good reason, termination without cause, disability, retirement and a CIC as of December 31, 2018. Upon termination for cause or resignation without good reason, each NEO would receive only accrued and unpaid compensation and benefits. The assumptions used to determine retirement benefits for eligible NEOs are the same as those used in our audited consolidated financial statements for the fiscal year ended December 31, 2018. See Note 9 to the audited consolidated financial statements in our 2018 annual report on Form 10-K. Mr. Dauch, Mr. May and Mr. Simonte were not eligible to retire as of December 31, 2018. The footnotes following the tables provide additional detail regarding the potential payments and benefits shown for each termination scenario.

David C. Dauch	For Good Reason Resignation ($)	Without Cause Termination ($)	Disability Retirement(1) ($)	Retirement ($)	Termination Upon a Change in Control(2) ($)
Compensation:
Severance	2,300,000(3)	2,300,000(3)	—	—	3,450,000(4)
Annual Incentive	4,455,700(3)	4,455,700(3)	1,350,700(5)	—	6,008,200(4)
Long Term Incentives:
RSUs(6)	—	—	3,630,133	—	3,630,133
2016 Performance Share Awards(7)	—	2,184,036	2,184,036	—	2,184,036
2017 Performance Share Awards(8)	—	1,275,212	1,275,212	—	1,912,819
2018 Performance Share Awards(9)	—	983,305	983,305	—	2,949,914

Other Benefits:
Retirement Plans	—	—	—	—	—
SERP	—	—	—	—	—
Welfare Benefit	—	—	—	—	—
Deferred Compensation(10)	453,948	453,948	453,948	—	453,948
Health Care(11)	38,372	38,372	47,965	—	58,961
Disability(12)	—	—	6,387,336	—	—
Life Insurance(13)	—	—	16,373	—	—
Outplacement Services(14)	50,000	50,000	—	—	50,000
Total	7,298,020	11,740,573	16,329,008	—	20,698,011

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Christopher J. May	For Good Reason Resignation ($)	Without Cause Termination ($)	Disability Retirement(1) ($)	Retirement ($)	Termination Upon a Change in Control(2) ($)
Compensation:
Severance	825,000(15)	825,000(15)	—	—	1,100,000(16)
Annual Incentive	1,042,800(15)	1,042,800(15)	382,800(5)	—	1,262,800(16)
Long Term Incentives:
RSUs(6)	—	—	539,693	—	539,693
2016 Performance Share Awards(7)	—	189,921	189,921	—	189,921
2017 Performance Share Awards(8)	—	101,528	101,528	—	152,292
2018 Performance Share Awards(9)	—	235,135	235,135	—	705,405

Other Benefits:
Retirement Plans	—	—	—	—	—
SERP	—	—	—	—	—
Welfare Benefit	—	—	—	—	—
Deferred Compensation	—	—	—	—	—
Health Care(17)	—	—	40,424	—	32,339
Disability(12)	—	—	4,072,804	—	—
Life Insurance(13)	—	—	2,878	—	—
Outplacement Services(18)	20,000	20,000	—	—	30,000
Total	1,887,800	2,414,384	5,565,183	—	4,012,450

Michael K. Simonte	For Good Reason Resignation ($)	Without Cause Termination ($)	Disability Retirement(1) ($)	Retirement ($)	Termination Upon a Change in Control(2) ($)
Compensation:
Severance	1,500,000(3)	1,500,000(3)	—	—	1,500,000(4)
Annual Incentive	2,152,500(3)	2,152,500(3)	652,500(5)	—	2,152,500(4)
Long Term Incentives:
RSUs(6)	—	—	1,243,389	—	1,243,389
2016 Performance Share Awards(7)	—	698,900	698,900	—	698,900
2017 Performance Share Awards(8)	—	373,611	373,611	—	560,417
2018 Performance Share Awards(9)	—	384,770	384,770	—	1,154,311

Other Benefits:
Retirement Plans	—	—	—	—	—
SERP	—	—	—	—	—
Welfare Benefit	—	—	—	—	—
Deferred Compensation	—	—	—	—	—
Health Care(11)	38,371	38,371	47,964	—	38,371
Disability(12)	—	—	4,067,667	—	—
Life Insurance(13)	—	—	11,204	—	—
Outplacement Services(14)	30,000	30,000	—	—	30,000
Total	3,720,871	5,178,152	7,480,005	—	7,377,888

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Alberto L. Satine	For Good Reason Resignation ($)	Without Cause Termination ($)	Disability Retirement ($)	Retirement ($)	Termination Upon a Change in Control(2) ($)
Compensation:
Severance	915,000(15)	915,000(15)	—	—	1,220,000(16)
Annual Incentive	1,156,600(15)	1,156,600(15)	424,600(5)	424,600(5)	1,400,600(16)
Long Term Incentives:
RSUs(6)	—	—	659,563	362,130	659,563
2016 Performance Share Awards(7)	—	363,214	363,214	363,214	363,214
2017 Performance Share Awards(8)	—	194,176	194,176	194,176	291,264
2018 Performance Share Awards(9)	—	208,636	208,636	208,636	625,907

Other Benefits:
Retirement Plans(19)	680,327	680,327	567,817	680,327	680,327
SERP(20)	1,475,886	1,475,886	1,475,886	1,475,886	1,475,886
Welfare Benefit(21)	—	—	259,215	259,215	—
Deferred Compensation	—	—	—	—	—
Health Care(17)	—	—	—	—	50,254
Disability	—	—	—	—	—
Life Insurance	—	—	—	—	—
Outplacement Services(18)	20,000	20,000	—	—	30,000
Total	4,247,813	5,013,839	4,153,107	3,968,184	6,797,015

Norman Willemse	For Good Reason Resignation ($)	Without Cause Termination ($)	Disability Retirement ($)	Retirement ($)	Termination Upon a Change in Control(2) ($)
Compensation:
Severance	795,000(15)	795,000(15)	—	—	1,060,000(16)
Annual Incentive	1,004,900(15)	1,004,900(15)	368,900(5)	368,900(5)	1,216,900(16)
Long Term Incentives:
RSUs(6)	—	—	577,644	318,332	577,644
2016 Performance Share Awards(7)	—	320,501	320,501	320,501	320,501
2017 Performance Share Awards(8)	—	171,325	171,325	171,325	256,987
2018 Performance Share Awards(9)	—	181,270	181,270	181,270	543,811

Other Benefits:
Retirement Plans(19)	319,629	319,629	223,334	304,598	319,629
SERP(20)	1,417,745	1,417,745	1,417,745	1,417,745	1,417,745
Welfare Benefit(21)	—	—	210,855	210,855	—
Deferred Compensation(10)	97,086	97,086	97,086	97,086	97,086
Health Care(17)	—	—	—	—	50,255
Disability	—	—	—	—	—
Life Insurance	—	—	—	—	—
Outplacement Services(18)	20,000	20,000	—	—	30,000
Total	3,654,360	4,327,456	3,568,660	3,390,612	5,890,558
 Notes to Termination Tables

(1)
Assumes total and permanent disability on December 31, 2018. Because Mr. Dauch, Mr. May and Mr. Simonte are not eligible to retire on December 31, 2018, the amounts reflect disability payments until retirement at 65 or for health and life insurance for 30 months (6 months of short-term disability and 24 months of long-term disability).

(2)
For Mr. Dauch and Mr. Simonte, amounts reflect CIC benefits under their employment agreements and outstanding LTI awards as of December 31, 2018. For other NEOs, amounts reflect payments and benefits under the CIC Plan and outstanding LTI awards as of December 31, 2018.

(3)
Under their employment agreements, Mr. Dauch and Mr. Simonte are entitled to receive two years’ base salary and target bonus and accrued and unpaid compensation upon resignation for good reason or termination without cause. The annual bonus amount for each reflects the 2018 award paid in March 2019 and the 2018 target annual bonus for two years.

Table of Contents	Executive Compensation Tables

(4)
Upon termination without cause or resignation for good reason on or within two years following a CIC, Mr. Dauch and Mr. Simonte are entitled to a multiple of base salary and annual bonus (Mr. Dauch, three times; Mr. Simonte, two times) plus a target annual bonus prorated through termination. The severance amount for each reflects base salary as of December 31, 2018 times the applicable multiple. The annual bonus amount for each reflects the 2018 award paid in March 2019 and the 2018 target bonus times the applicable multiple.

(5)
In the event of disability or retirement, AAM’s Incentive Compensation Plan for Executive Officers provides a pro-rata award payout through the date of disability or retirement. The amounts reflect 2018 awards payable in March 2019 under a disability termination event and also upon retirement for Mr. Satine and Mr. Willemse.

(6)
Outstanding RSUs vest upon termination of employment due to death, disability or upon a CIC. The value reflects the number of RSUs multiplied by the closing price of AAM common stock on December 31, 2018. In the event of retirement, RSUs vest pro-rata based on continued employment through retirement. In the event of retirement for Mr. Satine and Mr. Willemse, the amounts reflect the applicable pro-rata portion for each of their 2016-2018 RSU awards multiplied by the closing price of AAM common stock on December 31, 2018.

(7)
The 2016 performance share awards payable in the event of a disability, retirement, termination without cause or upon a CIC are based on target performance and the pro-rata portion of employment during the performance period. The amounts reflect actual shares paid in March 2019 based on performance through December 31, 2018 multiplied by the closing price of AAM stock on December 31, 2018.

(8)
The 2017 performance share awards payable in the event of a disability, retirement or termination without cause are based on target performance and reflect the pro-rata portion of employment during the performance period. As of December 31, 2018, approximately 2/3 of the performance period has lapsed. Amounts reflect pro-rata awards at the target amount of shares multiplied by the closing price of AAM common stock on December 31, 2018. The 2017 performance share awards vest in full upon termination without cause or resignation for good reason on or within two years following a CIC.

(9)
The 2018 performance share awards payable in the event of a disability, retirement or termination without cause are based on target performance and reflect the pro-rata portion of employment during the performance period. As of December 31, 2018, approximately 1/3 of the performance period has lapsed. Amounts reflect pro-rata awards at the target amount of shares multiplied by the closing price of AAM common stock on December 31, 2018. The 2018 performance share awards vest in full upon termination without cause or resignation for good reason on or within two years following a CIC.

(10)	Amounts reflect account balances in the Executive Deferred Compensation Plan as of December 31, 2018.

(11)
Under their employment agreements, Mr. Dauch and Mr. Simonte are entitled to two years' health care benefits upon resignation for good reason or termination without cause. Upon termination on or within two years following a CIC, Mr. Dauch (three years) and Mr. Simonte (two years) are also entitled to health care benefits. In the event of disability, Mr. Dauch and Mr. Simonte receive health care benefits for a maximum of 30 months (6 months of short-term disability and 24 months of long-term disability).

(12)	Reflects benefits equal to 100% of base salary for the first year of disability and 60% of base salary until retirement for Mr. Dauch, Mr. May and Mr. Simonte.

(13)	Reflects basic and supplemental life insurance benefits through date of termination (30 months from date of disability).

(14)
Under their employment agreements, Mr. Dauch ($50,000) and Mr. Simonte ($30,000) are entitled to reimbursement for outplacement services upon termination without cause, resignation for good reason or termination of employment on or within two years following a CIC.

(15)
Under the Severance Plan, Mr. May, Mr. Satine and Mr. Willemse are entitled to a cash payment equal to 1.5 times annual base salary and annual bonus upon termination without cause or resignation for good reason plus a prorated annual bonus based on actual performance. The annual bonus amount is based on the target annual bonus for the year of termination. The severance amount reflects base salary as of December 31, 2018 times the severance multiplier of 1.5. The annual bonus amount reflects the 2018 award paid in March 2019 and the 2018 target annual bonus times the multiplier of 1.5.

(16)
Under the CIC Plan, Mr. May, Mr. Satine and Mr. Willemse are entitled to a cash payment equal to two times annual base salary and annual bonus upon termination without cause or resignation for good reason on or within two years following a CIC. The annual bonus amount is based on the greater of the target annual bonus for the year of the CIC or for the year of termination. The severance amount reflects base salary as of December 31, 2018 for two years. The annual bonus amount reflects the 2018 award paid in March 2019 and the 2018 target annual bonus for two years.

(17)
For Mr. May, Mr. Satine and Mr. Willemse, amounts reflect two years' health care benefits provided upon termination without cause or resignation for good reason on or within two years following a CIC. In the event of disability, Mr. May would receive health care benefits for a maximum of 30 months (6 months of short-term disability and 24 months of long- term disability).

(18)
Under the CIC Plan, Mr. May, Mr. Satine and Mr. Willemse are entitled to reimbursement of up to $30,000 of outplacement services upon termination of employment without cause or resignation for good reason on or within two years of a CIC. Under the Severance Plan, each are entitled to reimbursement of up to $20,000 of outplacement services upon termination of employment without cause or resignation for good reason.

(19)	Reflects a joint and survivor benefit payable monthly.

(20)	Reflects the present value of the frozen SERP benefit calculated assuming a lump sum payment for Mr. Satine and Mr. Willemse.

(21)	Reflects welfare benefits assuming retirement under the retiree welfare plan.

Table of Contents	CEO Pay Ratio

CEO Pay Ratio
The Dodd-Frank Wall Street Reform and Consumer Protection Act requires that the Company determine the ratio of the CEO's total compensation (under the Summary Compensation Table definition) to that of AAM's global median employee.
To determine the median employee, we made a direct determination from our global employee population, excluding non-U.S. locations to the extent that the total employees excluded in these locations in the aggregate did not exceed 5% of our total employee population. We have excluded 723 employees in Germany, 380 in Thailand, 79 in Korea, 4 in Japan and 4 in Luxembourg out of our global employee population of approximately 25,000. We established a consistently applied compensation measure inclusive of base pay, overtime, incentives and allowances. Our population was evaluated as of October 31, 2017 and reflects paid compensation from January 1, 2017 through October 31, 2017. Where allowed under the rule, we have annualized compensation through December 31, 2017. We included the employer cost of medical, dental and vision benefits for both the median employee and the CEO. Non-U.S. compensation was converted to U.S. dollars based on applicable exchange rates as of October 31, 2017. There have been no significant changes in our workforce population or compensation arrangements for 2018 that would impact the methodology that was used to calculate the median employee in 2017, and the Company has determined to use the same median employee identified last year.
Based on the above determination, the total compensation for the median employee is $55,835. Using the CEO's total compensation of $9,490,429 (including the employer cost of medical, dental and vision benefits), the resulting ratio is 170:1.

Table of Contents	Ratification of Independent Registered Public Accounting Firm

Ratification of Independent Auditors

Proposal 3: Ratification of Appointment of Independent
Registered Public Accounting Firm for 2019
The Audit Committee of the Board of Directors of AAM has appointed Deloitte & Touche LLP to serve as the independent registered public accounting firm to examine the Company’s consolidated financial statements for the year ending December 31, 2019. Although ratification is not required by our by-laws or otherwise, the Board is submitting the appointment of Deloitte & Touche LLP to our stockholders as a matter of good corporate practice. If the appointment is not ratified, the Audit Committee will consider whether the appointment is appropriate and will use its discretion in determining whether the appointment of Deloitte & Touche LLP is in the best interests of the Company and its stockholders.
Representatives of Deloitte & Touche LLP will attend the 2019 annual meeting and be available to make a statement or respond to appropriate questions.

☑	The Board unanimously recommends a vote FOR ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2019.

Table of Contents	Pre-Approval Policy and Auditor Fees

Policy for Pre-Approval of Audit and Non-Audit Services
The Audit Committee’s policy is to approve in advance all audit and permitted non-audit services (including scope, fee structure and the potential effect of the service on the auditor’s independence) to be performed for the Company by its independent registered public accounting firm. Pre-approval is generally provided for up to one year, is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Chairman of the Audit Committee may pre-approve permissible non-audit services that arise between Audit Committee meetings, provided the fees do not exceed a limit established by the Audit Committee and the Audit Committee is informed of the decision to pre-approve the service at its next scheduled meeting. The Audit Committee received regular updates on the amount of fees and scope of audit, non-audit and tax services provided by D&T during 2018. All services provided by D&T during fiscal 2018 were authorized and approved by the Audit Committee in compliance with applicable pre-approval policies and procedures.

Independent Registered Public Accounting Firm's Fees
The following table shows the fees for professional services rendered by D&T for the audit of the Company's financial statements for the years ended December 31, 2018 and December 31, 2017, and fees billed for other services rendered by D&T, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates during those periods.

	December 31,
	2018	2017
Audit Fees(1)	$6,118,093	$5,014,534
Audit Related Fees(2)	221,914	464,857
Tax Fees(3)	700,000	617,675
All Other Fees(4)	79,500	—
Total	$7,119,507	$6,097,066

(1)
Audit fees include fees for the audit of annual consolidated financial statements and internal controls over financial reporting, reviews of quarterly consolidated financial statements, statutory audits, consents and comfort letters, reviews of documents filed with the SEC and other services related to SEC matters.

(2)	Audit-related fees are for services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements.

(3)	Fees for tax services in 2018 and 2017 consisted of fees for tax compliance, tax advice and tax planning services.

(4)	Other fees in 2018 are for non-tax related advisory and consulting services.

Table of Contents	Report of the Audit Committee

Report of the Audit Committee
The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to the Company’s financial reporting process by monitoring, among other matters, the quality and integrity of the Company’s financial statements, the independence and performance of Deloitte & Touche LLP (D&T), the Company’s independent registered public accounting firm, and the performance of the Company’s internal auditors. Management has primary responsibility for preparing the consolidated financial statements and for the reporting processes, including the design and maintenance of the Company’s system of internal controls. The independent registered public accounting firm is responsible for auditing the Company’s consolidated financial statements and opining upon the effectiveness of the internal control over financial reporting under the standards of the Public Company Accounting Oversight Board (PCAOB). The Audit Committee is solely responsible for the compensation, appointment and oversight of the Company’s independent registered public accounting firm.
In this context, the Audit Committee has met and held discussions with management, D&T and the internal auditors, separately and together, with and without management present, regarding the Company’s audited consolidated financial statements for the year ended December 31, 2018, and the Company’s internal controls over financial reporting. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the U.S. The Audit Committee also discussed with D&T the matters required to be discussed by PCAOB Auditing Standard No. 16, Communications with Audit Committees, applicable rules of the SEC, and other relevant professional and regulatory standards, which include, among other items, matters related to the conduct of the audit of the Company’s consolidated financial statements. Further, the Audit Committee discussed with the internal auditors the Company’s plans for and scope of internal audits, identification of audit risks and results of audit activities.
The Audit Committee reviewed and discussed with D&T the auditor’s independence from the Company and the Company’s management. As part of that review, D&T submitted to the Audit Committee the written disclosures and the letter required by requirements of the PCAOB regarding D&T’s communication with the Audit Committee concerning independence. Further, the Audit Committee discussed with D&T the firm’s independence and considered whether D&T’s performance of non-audit services to the Company was compatible with maintaining D&T’s independence. The Audit Committee concluded that D&T is independent from the Company and its management.
Based on the considerations described above and the limitations of the role and responsibilities of the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2018 be included in the Company’s 2018 annual report on Form 10-K.
Audit Committee of the Board of Directors*
William P. Miller II, Chair
John F. Smith
Samuel Valenti III

* Herbert K. Parker and Sandra E. Pierce, who were appointed to the Committee in January 2019, are not included as signatories

Table of Contents	Voting and Meeting Information

Additional Information
Voting and Meeting Information
Why am I receiving this proxy statement?
You received these proxy materials because you owned shares of AAM common stock on March 5, 2019 (record date). AAM’s Board is soliciting your proxy to vote your shares at the annual meeting. By use of a proxy, you can vote whether or not you attend the meeting. This proxy statement describes the matters on which you are asked to vote so you can make an informed decision.
This proxy statement, together with our Annual Report for the fiscal year ended December 31, 2018, a proxy card and a voter instruction card, will be mailed or can be accessed online on or about March 21, 2019. We refer to these documents as AAM's proxy solicitation materials.
What is "Notice and Access" and why did AAM elect to use it?
We make our proxy solicitation materials available to stockholders electronically under the Notice and Access regulations of the SEC. Most of our stockholders receive a notice of electronic availability (notice) instead of a full set of proxy solicitation materials in the mail. The notice explains how to access and review the proxy solicitation materials and how to vote online. We believe this method of delivery expedites distribution of our proxy solicitation materials and allows us to conserve natural resources and reduce the costs of printing and distributing these materials.
If you received a notice but would prefer to receive printed copies of the proxy solicitation materials in the mail, please follow the instructions in the notice.
How do I vote?
You may vote by any of the following methods:

–	In person — attending the annual meeting and casting a ballot.

–	By mail — using the proxy and/or voting instruction card provided.

–	By telephone or over the Internet — following the instructions on your notice card, proxy and/or voting instruction card.
If you vote by telephone or over the Internet, have your notice card or proxy and/or voting instruction card available. The control number on your card is necessary to process your vote. A telephone or Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned the card by mail. If you hold shares in street name, refer to the voting instructions provided by your broker, bank, trustee or other record holder. If your shares are held in street name and you wish to vote them in person at the annual meeting, you must obtain a "legal proxy" from your holder of record to do so.
How many shares may vote at the meeting?
As of March 5, 2019, we had 111,742,180 shares of common stock outstanding and entitled to vote. Under AAM’s by-laws, a majority of these shares must be present in person or by proxy to hold the annual meeting and take any action during the meeting.
Can I change my vote?
You may change your vote at any time before the annual meeting by:

–	revoking it by written notice to AAM’s Secretary at the address on the notice;

–	voting in person at the annual meeting; or

–	delivering a later-dated proxy vote by mail, telephone or over the internet.
How many votes do I have?
You will have one vote for each share of AAM common stock outstanding as of March 5, 2019 and entitled to vote at the meeting.

Table of Contents	Voting and Meeting Information

How many votes must be present to hold the meeting?
Under our by-laws, a majority of the votes that can be cast must be present in person or by proxy to constitute a quorum for the annual meeting. Abstentions and shares represented by broker non-votes (explained below) will be counted as present and entitled to vote for purposes of determining a quorum.
What are my choices when voting?
Proposal 1 — You may vote for or against each nominee, or you may abstain from voting your shares.
Proposal 2 — You may vote for or against the proposal to approve the compensation of our named executive officers, or you may abstain from voting your shares.
Proposal 3 — You may vote for or against the proposal to ratify the appointment of the Company’s independent registered public accounting firm, or you may abstain from voting your shares.
How many vote are needed for the proposals to pass?
In an uncontested election, nominees for director who receive a majority of "for" votes cast (meaning the number of shares voted "for" a nominee exceed the number of shares voted "against" that nominee) will be elected. If an incumbent director nominee does not receive a majority of votes cast in an uncontested election, our by-laws require the director to promptly tender a written resignation to the Board. After receiving a recommendation from the Nominating/Corporate Governance Committee, the Board will determine whether to accept or reject the resignation, and will publicly disclose its decision and the rationale behind it within 90 days of the date the election results are certified.
Each of the other proposals will pass if the affirmative vote of a majority of the shares present in person or by proxy are cast in favor of the proposal.
Who will count the votes?
Representatives of Computershare Trust Company, N.A., AAM’s transfer agent, will count the votes and serve as our inspector of election. The inspector of election will attend the annual meeting.
What if I abstain from voting or vote “abstain”?
In you abstain from voting or vote "abstain," your shares will:

–	be counted as present for purposes of determining whether there are enough votes to establish a quorum;

–	have no effect on the outcome of the election of directors; or

–	count as a vote against any other proposal to be considered at the annual meeting.
What if I don't return my proxy card and don't attend the annual meeting?
If your shares are registered in your own name with our transfer agent and you do not vote, your shares will not be voted at all.
If you hold your shares in "street name" and do not give your bank, broker, or other holder of record specific voting instructions, your record holder may vote your shares on the ratification of the independent registered public firm, but may not vote your shares on any other matter that comes before the annual meeting. If you do not provide voting instructions on these matters, the votes will be considered "broker non-votes." Broker non-votes will be counted as present for purposes of determining whether there is a quorum, but will not affect the outcome of any proposal. We urge you to give your record holder voting instructions on each proposal being presented at the annual meeting.

Table of Contents	Additional Information

Annual Report
Will I receive a copy of AAM's Annual Report?
We have either mailed the annual report to you with this proxy statement or sent you a notice with the web address for accessing the annual report online.
How can I receive a copy of AAM's 10-K?
There are three ways to obtain, free of charge, a copy of our annual report on Form 10-K for the fiscal year ended December 31, 2018.
1. Visit the Investor Relations section of our website at www.aam.com
2. Write to our Investor Relations Department at One Dauch Drive, Detroit, Michigan 48211-1198
3. Search the SEC's EDGAR database at www.sec.gov

Electronic Delivery of Proxy Materials
Can I access AAM's proxy solicitation materials electronically?
Most stockholders can elect to view future proxy statements and annual reports online instead of receiving copies in the mail. You can choose this option and save us the cost of printing and mailing these documents by:

–	following the instructions provided on your proxy card, voter instruction form, or notice

–	going to www.envisionreports.com/axl and following the instructions provided
If you choose to receive future proxy statements and annual reports electronically, you will receive an e-mail message next year containing the Internet address to access these documents as well as voting instructions.

2020 Stockholder Proposals and Nominations
Proposals for Inclusion in 2020 Proxy Statement
If you intend to present a proposal at next year's annual meeting and you wish to have the proposal included in the proxy statement for that meeting, the Secretary of AAM must receive your proposal in writing, at the address below, no later than November 22, 2019.
Director Nomination for Inclusion in 2020 Proxy Statement
In February 2019, our Board amended AAM's by-laws to permit a shareholder or a group of up to 20 shareholders that has owned at least 3% of our outstanding common stock for at least three years to nominate and include in our proxy statement candidates for our Board, subject to certain requirements. Written notice of any such nomination must be received by the Company's Secretary on or before November 22, 2019 but no earlier than October 23, 2019. The requirements for such notice are set forth in our by-laws, a copy of which can be found on our website at http://investor.aam.com/governance.
Other Proposals and Nominations
In addition, AAM’s by-laws require stockholders intending to present any matter for consideration at the 2020 annual meeting of stockholders, other than through inclusion in our proxy materials, to notify AAM’s Secretary in writing at the address below on or before February 22, 2020, but no earlier than February 2, 2020.
Where to Send All Proposals and Nominations
Proponents must submit stockholder proposals and recommendations for nomination as a director in writing to the Secretary, American Axle & Manufacturing Holdings, Inc., One Dauch Drive, Detroit, Michigan 48211-1198.
The Secretary will forward the proposals and recommendations to the Nominating/Corporate Governance Committee for consideration.

Table of Contents	Additional Information

Cost of Solicitation
The Board is soliciting your proxy, and the expense of soliciting proxies will be borne by AAM. Proxy materials were distributed by mail by Computershare Trust Company, N.A. In addition, AAM will reimburse brokers, banks and other holders of record for their expenses in forwarding proxy materials to stockholders.
We have retained Georgeson Inc. to assist in the solicitation of proxies for an estimated fee of $20,000, plus reasonable and customary expenses. Georgeson may be contacted at (877) 507-1756. In addition, our officers and other employees may solicit proxies personally or by telephone or e-mail. They will receive no special compensation for these services.
We do not know of any other matters that will be considered at the annual meeting. If any other appropriate business should properly come before the meeting, the individuals named in the accompanying proxy card will have discretionary authority to vote according to their best judgment.

For the Board of Directors,
David E. Barnes
Vice President, General Counsel & Secretary
Detroit, Michigan
March 21, 2019

Table of Contents	Appendix A - Non-GAAP Reconciliation

Appendix

Appendix A
Non-GAAP Reconciliation
AAM has included in the proxy statement adjusted EBITDA and adjusted EBITDA margin, which are financial metrics used in the AAM Incentive Compensation Program for Executive Officers and the 2012 Omnibus Incentive Plan. These metrics are non-GAAP financial measures. Such information is reconciled to its closest GAAP measure in the tables below in accordance with SEC rules.
Management believes that these non-GAAP financial measures are useful to both management and AAM's shareholders in their analysis of the Company's business and operating performance. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measure. Additionally, non-GAAP financial measures, as presented by AAM, may not be comparable to similarly titled measures reported by other companies.

2018 Annual Incentive Performance Metric	Twelve Months Ended
December 31, 2018
Earnings before interest expense, income taxes and depreciation and amortization (EBITDA) and Adjusted EBITDA:	(in millions)
Net income	$(56.8)
Interest expense	(57.1)
Income tax expense	216.3
Depreciation and amortization	528.8
EBITDA	$631.2
Restructuring and acquisition-related costs	78.9
Debt refinancing and redemption costs	19.4
Gain on sale of business	(15.5)
Goodwill impairment	485.5
Non-recurring items:
Gain on settlement of capital lease	(15.6)
Impact of financial performance for divestiture not included in target(1)	6.8
Adjusted EBITDA	$1,190.7
(1) AAM sold the Powertrain aftermarket business in April 2018. Prior to that sale, in February 2018, performance goals for our annual incentive plan were established. As a result of this timing, full-year EBITDA associated with the sold business was included in the 2018 annual incentive target. This adjustment reflects the impact of the budgeted EBITDA performance for the portion of the year that has been excluded from actual EBITDA results. Considering the impact of this adjustment, actual adjusted EBITDA reflects EBITDA of this business through the closing date of April 4, 2018. Accordingly, adjusted EBITDA reported in our annual report on Form 10-K for the year ended December 31, 2018 was adjusted by this amount for purposes of calculating performance achievements under the plans that use EBITDA performance as a measure.

A-1

Table of Contents	Appendix A - Non-GAAP Reconciliation

2016 - 2018 Long-term Incentive Performance Metric	Twelve Months Ended
	December 31,
	2018	2017	2016
Earnings before interest expense, income taxes and depreciation and amortization (EBITDA) and Adjusted EBITDA:	(in millions)
Net income	$(56.8)	$337.5	$240.7
Interest expense	(57.1)	195.6	93.4
Income tax expense	216.3	2.5	58.3
Depreciation and amortization	528.8	428.5	201.8
EBITDA	$631.2	$964.1	$594.2
Restructuring and acquisition-related costs	78.9	110.7	26.2
Debt refinancing and redemption costs	19.4	3.5	—
Gain on sale of business	(15.5)	—	—
Goodwill impairment	485.5	—	—
Non-recurring items:
Gain on settlement of capital lease	(15.6)	24.9	—
Other	—	(0.5)	(1.0)
Adjusted EBITDA	$1,183.9	$1,102.7	$619.4

Net sales, as reported	$7,270.4	$6,266.0	$3,948.0

Adjusted EBITDA margin	16.3%	17.6%	15.7%

3-year cumulative EBITDA margin	16.6%	—	—

A-2

Table of Contents	Appendix B - Director Independence Standards

Appendix B

American Axle & Manufacturing Holdings, Inc.
Board of Directors

Director Independence Guidelines

A determination of director independence requires the Board to establish that a director does not have any direct or indirect material relationship with AAM(1). In making an independence determination, the Board will consider all relevant facts and circumstances not only from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation.

A director will not be considered independent if, within the preceding three years, any of the following apply:

•	the director was employed by AAM, or an immediate family member(2) served as an executive officer of AAM;

•
the director received direct compensation from AAM, other than director and committee fees and pension or other forms of deferred compensation for prior service (and not contingent on continued service);

•	an immediate family member received more than $120,000 per year in direct compensation from AAM;

•	the director is affiliated with or employed by AAM’s independent auditor, or an immediate family member is affiliated with or employed in a professional capacity by AAM’s independent auditor;

•
the director or any of his or her immediate family members has been part of an “interlocking directorate”‘ in which an executive officer of AAM serves on the compensation committee of another company that employs the director;

•
the director is an executive officer or employee, or an immediate family member is an executive officer, of a company that makes payments to, or receives payments from, AAM for property or services in any single fiscal year, exceeding the greater of two percent (2%) of the annual consolidated gross revenue of that company or $1 million; or

•
the director is an executive officer of a charitable organization that has received contributions from AAM in any single fiscal year of more than $1 million or two percent (2%) of the charitable organization’s consolidated gross revenues, whichever is greater.

___________

(1)	AAM includes American Axle & Manufacturing Holdings, Inc. and all of its direct and indirect subsidiaries.

(2)
Immediate family member includes spouse, parents, stepparents, children, stepchildren, siblings, mothers and fathers-in-law, sons and daughters-in-law and brothers and sisters-in-law and anyone (other than tenants or employees) who share the director’s home. Immediate family member shall be defined in accordance with NYSE listing standards in effect at the time of any independence determination by the Board.

B-1

AAM

VOTE

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2019 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors:

	For	Against	Abstain
01 - Elizabeth A. Chappell	☐	☐	☐
02 - Herbert K. Parker	☐	☐	☐
03 - John F. Smith	☐	☐	☐

	For	Against	Abstain
2. Approval, on an advisory basis, of the compensation of the Company's named executive officers	☐	☐	☐
3. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2019	☐	☐	☐

B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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3 2 B M

030TCA

2019 Annual Meeting Admission Ticket

2019 Annual Meeting of American Axle & Manufacturing, Inc. Stockholders

May 2, 2019, 8:00 a.m. local time
AAM World Headquarters Auditorium
Detroit, Michigan

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.
The material is available at: www.envisionreports.com/axl

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/axl

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

American Axle & Manufacturing Holdings, Inc.

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Notice of 2019 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — May 2, 2019

David C. Dauch and David E. Barnes, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of American Axle & Manufacturing Holdings, Inc. to be held on May 2, 2019 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR items 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

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